As filed with the Securities and Exchange Commission on June 10, 2005
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)

          Delaware                      7371                    13-4142621
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
        organization)               Code Number)

                            One Union Square Center
                        600 University Street, Suite 1525
                                Seattle, WA 98101
                                 (206) 331-4545
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 Anthony J. Alda
                                 NS8 Corporation
                             One Union Square Center
                        600 University Street, Suite 1525
                                Seattle, WA 98101
                                 (206) 331-4545
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            Adam S. Gottbetter, Esq.
                            Kenneth S. Goodwin, Esq.
                                Tim Dockery, Esq.
                           Gottbetter & Partners, LLP
                               488 Madison Avenue
                            New York, New York 10022
                                 (212) 400-6900

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.[ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to an aggregate of up to 33,746,226 shares of our common stock that were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-116728, as amended. As such, this prospectus also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, Registration No. 333-116728, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form SB-2 in accordance with
Section  8(c)  of  the  Securities  Act  of  1933.

                                            CALCULATION OF REGISTRATION FEE

                                   Proposed
Title of Each Class              Amount Being          Proposed Maximum          Maximum Aggregate       Amount of
of Securities Being Registered    Registered     Offering Price Per Share (1)   Offering Price (1)   Registration Fee*
------------------------------  ---------------  -----------------------------  -------------------  ------------------

  Shares of Common Stock        100,000,000 (2)  $                        0.25  $        25,000,000  $         3,167.50
------------------------------  ---------------  -----------------------------  -------------------  ------------------

*The registrant previously paid a filing fee in the amount of $4,574.94 with respect to the shares of its common stock registered on Form SB-2 Registration No. 333-116728, as amended, filed on June 22, 2004.

(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457. For the purposes of this table, we have used the average of the closing bid and asked prices as of May 5, 2005.

(2) Does not include the 33,746,226 shares for which a registration fee has already been paid in connection with the filing of Form SB-2 Registration Statement No. 333-116728, which shares are included in this Registration Statement pursuant to Rule 429.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                   Subject to completion, dated June 10, 2005

                                 NS8 CORPORATION
                       133,746,226 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 133,746,226 shares of common stock of NS8 Corporation ("NS8Corp" or the "Company") by certain persons who are our stockholders, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 12. We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. We have received and will receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Equity Distribution Agreement"), which we entered into on May 19, 2004 with Cornell Capital Partners, and upon the exercise of common stock purchase warrants issued under the Exclusive Advisory Agreement (the "Advisory Agreement"), which we entered into on May 18, 2004 with Maximum Ventures, Inc. ("MVI"). We will bear all costs associated with this registration. We have agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

The selling stockholders are offering for sale shares of our common stock at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On May 12, 2005, the last reported sale price of our common stock was $0.22. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NSEO." This price will fluctuate based on the demand for the shares of common stock.

This offering relates to the sale of common stock by certain persons who are our stockholders. Cornell Capital Partners is a stockholder who intends to sell up to 128,637,348 shares of common stock, as set out below:

- 100,000,000 shares reserved for issuance under the Equity Distribution Agreement;
- 6,376,114 shares issued to Cornell Capital Partners pursuant to the Equity Distribution Agreement;
- 12,315,475 shares issued from treasury but which remain in escrow and the distribution of which is contingent upon Cornell Capital Partners' exercise of its conversion rights under the Equity Distribution Agreement;
-    5,789,853  shares  issued  pursuant  to  the  Secured  Debenture;
-    2,890,703  shares  reserved  for  issuance  under  the  Secured  Debenture;
-    339,969 shares reserved for issuance upon exercise of the Cornell Warrants;
     and
- 925,234 shares issued as a one-time commitment fee under the Equity Distribution Agreement.

In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are:

- Newbridge Securities Corporation ("Newbridge"), which intends to sell up to 9,346 shares;
- Delilah Holdings, LLC, which, upon the exercise of warrants, may sell up to 1,763,825 shares;
- Internet Finance International Corp., which, upon the exercise of warrants, may sell up to 503,950 shares;

- David Propis, who, upon the exercise of warrants, may sell up to 251,975 shares;
- Robert L. Davidson, who, upon the exercise of warrants, may sell up to 200,000 shares; and
- Jackson Steinem, Inc., who, upon the exercise of warrants, may sell up to 2,379,782 shares.

Assuming the issuance of all the shares being sold pursuant to this prospectus, the 118,691,589 shares under the Equity Distribution Agreement, the 339,969 shares under the Cornell Warrants, the 925,234 shares received as a fee under the Equity Distribution Agreement and the 8,680,556 shares under the Secured Debenture would equal approximately 61.2% of our then outstanding common stock, assuming that we issue no other shares of our common stock until that time.

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement, the Secured Debenture and the one-time commitment fee under the Equity Distribution Agreement. Under the Equity Distribution Agreement, Cornell Capital Partners will pay us 100% of the market price of our common stock, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the date we give notice that we desire an advance. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 925,234 shares of common stock. The 5% retainage and the 925,234 shares of common stock are underwriting discounts payable to Cornell Capital Partners.

In addition, we entered into a Placement Agent Agreement with Newbridge Financial Corporation, a registered broker-dealer and an affiliate of Newbridge. Pursuant to that agreement, we paid Newbridge a one-time placement agent fee of 9,346 shares of common stock. We also entered into the Advisory Agreement with MVI under which we issued to MVI warrants to purchase 5,439,501 shares of common stock at an exercise price of $2.00 per share with a term of five years. As of December 23, 2004, these warrants were assigned in their entirety to other selling stockholders.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.

PLEASE  REFER  TO  "RISK  FACTORS"  BEGINNING  ON  PAGE  3.

With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The  date  of  this  prospectus  is                                    ,  2005.


                                         TABLE OF CONTENTS

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
---------------------------------------------------------------------------------------------
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
---------------------------------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
---------------------------------------------------------------------------------------------
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
---------------------------------------------------------------------------------------------
SUMMARY CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   11
---------------------------------------------------------------------------------------------
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
---------------------------------------------------------------------------------------------
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
---------------------------------------------------------------------------------------------
EQUITY LINE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
---------------------------------------------------------------------------------------------
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
---------------------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . .   20
---------------------------------------------------------------------------------------------
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
---------------------------------------------------------------------------------------------
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
---------------------------------------------------------------------------------------------
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE. . . . .   37
---------------------------------------------------------------------------------------------
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
---------------------------------------------------------------------------------------------
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
---------------------------------------------------------------------------------------------
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS. . . . . . . . . . . . . .   48
---------------------------------------------------------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . .   48
---------------------------------------------------------------------------------------------
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS   49
---------------------------------------------------------------------------------------------
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
---------------------------------------------------------------------------------------------
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
---------------------------------------------------------------------------------------------
TRANSFER AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
---------------------------------------------------------------------------------------------
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
---------------------------------------------------------------------------------------------
HOW TO GET MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
---------------------------------------------------------------------------------------------
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
---------------------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     Introduction

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to the financial statements before making any decision regarding an investment in us.

We are a technology research and development company that has developed proprietary software that serves as the foundation for technology solutions for various commercial applications. Our goal is to assist in the advanced distribution of voice, video and other on-demand content options to the consumer.

We address the problems of the protection, distribution and management of content in digital environments through three proprietary, patent pending technology solutions:

- Behavioral  Network Management Systems.  Our console designed for multi-format
----------------------------------------
encoding, distribution licensing, distribution management and media program scheduling of digital content for distribution over Internet protocol ("IP") networks.

- Persistent  Media  Distribution  Security.  Our  NS8  Security  Protocol
  -----------------------------------------
Integration ("SPi") provides embedded content security aimed at allowing our consumer to enforce consistent policies and practices throughout the Internet distribution and consumer usage cycle. We have designed our SPi-enabled files to lose usable integrity if tampered with in any way.

- Non-Resident  Server  Based  Software Systems. Our NS8 Interactive Consumer
  ---------------------------------------------
Programming and Shopping Guide is a video-on-demand ("VOD") programming and consumer interactive guide designed to allow for a complete portable media viewing experience that is capable of running on normal high-speed Internet lines.

The combination of these technologies constitutes a patent pending services distribution solution for content distribution via the Internet to a personal computer or an IP-based set-top box to a consumer's television. These technologies are composed of modular software modules that fortify security, speed, payment, compression, collaboration and content quality. These software modules can be applied as stand-alone solutions or combined to produce service portals for specific industry verticals.

During the test phase, we successfully launched two online management platforms. The first platform is Reelindie Global Network, an online business collaboration and management system, targeted at professionals and businesses in the entertainment industry. The system includes a suite of secured online services and applications designed to manage and coordinate project planning and execution, human resources, production supply chains, promotions and communications. The second platform is Kaozz Entertainment Network, an online distribution and communication platform for the secure commercialization of digital content and intellectual property.

We  are  a  development  stage  company  with  no  operating  revenues  to date.

     Going  Concern

Our financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that we must generate capital and revenue resources to enable us to continue to operate. Ultimately, we must achieve profitable operations. We are planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. Our realization of assets and satisfaction of liabilities in the normal course of business depends upon obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, we cannot assure you that we will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

     About  Us

Our principal executive offices are located at One Union Square, 600 University Street, Suite 1525, Seattle, Washington 98101. Our telephone number is (206) 331-4545.

                                  RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information described below before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks  Related  to  Our  Business

     We  have  had  no  profits  and  insignificant  revenues  since  inception.

We are a development stage company and have had no profits and insignificant revenues since commencement of operations in March 2000. For the years ended December 31, 2004 and 2003, we experienced a net loss of $9,781,920 and $3,925,394, respectively. For the three months ended March 31, 2005 and 2004, our net loss was $3,099,766 and 2,036,702, respectively. Our accumulated deficit was $15,257,009 as of December 31, 2004 and $18,356,775 at March 31, 2005.
Future losses are likely to occur, as we depend on spending money to pay for our operations. We cannot assure you that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

     We may need to raise additional capital or debt funding to sustain operations.

Unless we can become profitable with the existing sources of funds we have available, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing, whether from external sources or related parties, will be available, if needed, or on favorable terms. An inability to obtain adequate financing would result in the need to reduce the pace of business operations. Any of these events could materially harm our business and may result in a lower stock price.

     We  may  not  be  able  to  continue  as  a  going  concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. Our auditors have included an explanatory paragraph in their Independent Auditor's Report included in our audited financial statements for the year ended December 31, 2004 and 2003 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

     We are subject to a working capital deficit, which means that our current assets on December 31, 2004 were not sufficient to satisfy our current liabilities, and as a result, our ability to continue operations is at risk.

As of December 31, 2004, the date of our most recent audited financial statements, we had a working capital deficit of $1,422,342, which means that our current liabilities as of that date exceeded our current assets by $1,422,342. Our working capital deficit at March 31, 2005 was $5,539,896. Current assets are assets that we expect to convert to cash within one year and, as a result, may be used to pay current liabilities as they become due. We had insufficient working capital meaning our current assets were insufficient to satisfy all of our current liabilities on December 31, 2004 and on March 31, 2005. Our ongoing operations must begin to provide sufficient profitability to improve our working capital position. If we are unable to become profitable we may have to raise additional capital or debt to fund the operations or curtail future plans.

     Our obligations under the secured convertible debentures are secured by all of our assets.

Our obligations under the Secured Debenture which we issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the Secured Debenture, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.

     We could fail to attract or retain key personnel, which could be detrimental to our operations.

Our success largely depends on the effort and abilities of key executive officers. The loss of the services of any of our key executive officers could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management attention away from operational issues. We have taken out a Group Accident Policy on our key executives effective January 1, 2005, but we do not presently maintain key-man life insurance policies on any of our key executive officers. We also have other key employees who manage our operations, and if we were to lose their services, senior management would be required to expend time and energy to replace these employees and train the replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number and quality of staff.

     Severance payments are due to top executive officers if any of them are terminated without cause.

Our Chief Executive Officer has a severance payment clause in his employment agreement for $450,000. The severance payment would be due if the executive officer was terminated without cause. The Chief Executive Officer and other Corporate Officers reside in British Columbia and are protected by the British Columbia Employment Standards Act, which provides for one week of pay for each year of service upon termination. The officers' employment agreements do not have termination dates. Payment of the severance payments would have a negative effect on our ability to operate and may make it difficult to remove these executive officers without cause.

     Our  new  products,  services  and  technologies  may  never be profitable.

We have made significant investments in research, development and marketing for new products, services and technologies. Revenue from new product and service investments may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

     If we fail to adequately protect our intellectual property rights, competitors may use our technology and trademarks, which would weaken our competitive position and may result in the failure of our business.

Our success depends upon our proprietary technology. We rely on a combination of patent pending, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. To date, we have filed two U.S. patent applications and one Patent Cooperation Treaty application with the U.S. Patent and Trademark Office, and the trademark applications described in the Trademarks subsection of the Proprietary Technologies section. As of this date none of the trademark applications have been granted or rejected. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be granted or provide a competitive advantage to us. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

     We  need  to  establish and maintain strategic and licensing relationships.

Our success will depend in part upon our ability to establish and maintain licensing relationships with companies in related business fields, including but not limited to communications companies, owners of digital media content, DVD authoring facilities and replicators, consumer electronics hardware manufacturers, and CD-ROM mastering facilities and replicators. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. We cannot assure you that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. We cannot assure you that our potential licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts would have a material adverse effect on our ability to introduce new products or applications and, as a result, would have a material adverse effect on our business, financial condition and results of operations.

     We  face  intense  competition  from  better  funded  companies.

We face intense competition from better funded companies in the fields of Internet software services, digital security and asset management, and media distribution. We expect that competition will continue to intensify. Our competitors may develop products or services that are superior to ours or have greater market acceptance than we hope to obtain. If we are unable to compete successfully against our competitors our business and financial condition will be adversely affected.

     A breach of customer confidential information could expose us to excessive liability.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer use or the total cancellation of their participation. We anticipate that we will receive highly confidential information from customers that will be stored in our internal or third-party computer systems. We anticipate that we will possess sensitive customer information or data for storage as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. We will enter into comprehensive customer services and confidentiality agreements with all expected customers. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

     Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our shareholders' ability to sell shares of our common stock.

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact stockholders' ability to sell shares of our common stock.

     Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

-    With  a  price  of  less  than  $5.00  per  share;

-    That  are  not  traded  on  a  "recognized"  national  exchange;

- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

     Our products and services are subject to government regulations which, if changed, could adversely affect the availability of our products.

The laws and regulations that govern our business with respect to e-commerce and online content and data distribution are rapidly changing. The U.S. government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws, proposed encryption laws, content regulation and potential sales and tax laws. Due to this rapidly evolving and uncertain regulatory environment, we cannot predict how such proposed or contemplated laws and regulations might affect our business. In addition, these uncertainties will make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm our overall growth by subjecting us to liability or forcing us to change our method of conducting and distributing our primary online services and product technologies.

Risks  Related  to  the  Offering

     Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 107,523,931 shares of our common stock issued 35,982,569 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Affiliates hold 31,572,072 shares of our commons tock. These shares are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, under the Secured Debenture, we have issued or will issue an estimated 8,680,556 shares of common stock.

     Existing stockholders will experience significant dilution from our sale of shares under the equity distribution agreement.

The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on March 31, 2005 at an assumed offering price of $0.25 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0265 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

     Cornell Capital Partners will pay less than the then-prevailing market price of our common stock under the equity distribution agreement

The common stock to be issued under the Equity Distribution Agreement will be issued at the lowest volume weighted average price during the five trading days following the date we give notice that we desire an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

     The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline

The selling stockholders intend to sell in the public market up to 133,746,226 shares of common stock being registered in this offering. That means that up to 133,746,226 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those stockholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

     The sale of our stock under our equity distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of an equity line of credit for companies that are traded on the Over-the-Counter Bulletin Board ("OTCBB") has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, we may request numerous draw downs pursuant to the terms of the equity line. Even if we use the equity line to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline, which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market, the stock the price will decline. It is not possible to predict the circumstances in which short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to us.

     The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors". You should carefully review the risks described in other documents we file from time to time with the Securities and Exchange Commission. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are our stockholders. Cornell Capital Partners is a stockholder who intends to sell up to 128,637,348 shares of common stock, as set out below:

- 100,000,000 shares reserved for issuance under the Equity Distribution Agreement;
- 6,376,114 shares issued to Cornell Capital Partners pursuant to the Equity Distribution Agreement;
- 12,315,475 shares issued from treasury but which remain in escrow and the distribution of which is contingent upon Cornell Capital Partners exercising its conversion rights under the Equity Distribution Agreement;
-    5,789,853  shares  issued  pursuant  to  the  Secured  Debenture;
-    2,890,703  shares  reserved  for  issuance  under  the  Secured  Debenture;
-    339,969 shares reserved for issuance upon exercise of the Cornell Warrants;
     and
- 925,234 shares issued as a one-time commitment fee under the Equity Distribution Agreement.

In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are:

- Newbridge Securities Corporation ("Newbridge"), which intends to sell up to 9,346 shares;
- Delilah Holdings, LLC, which, upon the exercise of warrants, may sell up to 1,763,825 shares;

- Internet Finance International Corp., which, upon the exercise of warrants, may sell up to 503,950 shares;
- David Propis, who, upon the exercise of warrants, may sell up to 251,975 shares;
- Robert L. Davidson, who, upon the exercise of warrants, may sell up to 200,000 shares; and
- Jackson Steinem, Inc., who, upon the exercise of warrants, may sell up to 2,379,782 shares.

The commitment amount of the Equity Distribution Agreement is $20,000,000. At an assumed price of $0.1685 per share, we will be able to receive the entire $20,000,000 in gross proceeds assuming the sale of the entire 118,691,589 shares available under the Equity Distribution Agreement being registered under this registration statement.

On May 19, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days' following the date we give notice that we desire an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. On May 19, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004.

In addition, on May 19, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners must purchase an aggregate of $1,500,000 principal amount of the Secured Debenture from us. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Debenture and is still obligated to purchase an additional $750,000 principal amount of the Secured Debenture upon the filing by us of a registration statement relating to the shares of common stock resulting from a conversion of the Secured Debenture. The Secured Debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The Secured Debenture is convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. The debenture is secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debenture upon three business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed, with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

On May 18, 2004, we entered into an Exclusive Advisory Agreement with MVI, pursuant to which MVI agreed to act as our business advisor with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, we issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of our common stock then outstanding, on a fully diluted basis. The warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance. On December 23, 2004, the exercise price of these warrants was reduced to $0.61 per share, and the warrants were assigned in their entirety to other selling stockholders, as described elsewhere in this Prospectus.


Common Stock Offered                   133,746,226 shares by selling stockholders

Offering Price                         Market price

Common Stock Outstanding Before
The Offering                           107,523,931 shares as of May 12, 2005 (1)

Use of Proceeds                        We will not receive any proceeds of the shares offered
                                       by the selling stockholders.  Any proceeds we receive
                                       from the sale of common stock under the Equity
                                       Distribution Agreement will be used for general working
                                       capital purposes. See "Use of Proceeds".

Risk Factors                           The securities offered hereby involve a high degree of
                                       risk and immediate substantial dilution.  See "Risk
                                       Factors" and "Dilution".

Over The Counter Bulletin
Board Symbol                           NSEO

---------------
(1) Excludes Secured Debenture convertible into an estimated 8,680,556 shares of our common stock, up to an estimated 100,000,000 shares of common stock to be issued under the Equity Distribution Agreement, up to 339,969 shares under the Cornell Warrants and up to 5,439,501 shares under warrants originally issued to Maximum Ventures Inc. and transferred to other selling shareholders on December 23, 2004.


                            SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                         FOR YEAR ENDED    FOR YEAR ENDED     FOR THE      FOR THE
STATEMENTS OF OPERATIONS                  DECEMBER 31       DECEMBER 31        THREE        THREE
                                              2004              2003           MONTHS       MONTHS
                                                                               ENDED        ENDED
                                                                              March 31,    March 31,
                                                                                2005         2004
                                                                            (unaudited)  (unaudited)
                                        ----------------  ----------------  ------------  -----------

OPERATING EXPENSES:
  Research and development . . . . . .  $     1,079,824         1,382,000       256,891      245,272
  General and administrative expenses.        8,323,294         2,518,058     2,473,698    1,779,809
                                        ----------------  ----------------  ------------  -----------
    LOSS FROM OPERATIONS . . . . . . .       (9,403,118)       (3,900,058)   (2,730,589)  (2,025,081)
    TOTAL OTHER INCOME (EXPENSE) . . .         (378,802)          (25,336)     (369,177)     (11,621)
                                        ----------------  ----------------  ------------  -----------
    NET LOSS . . . . . . . . . . . . .  $    (9,781,920)       (3,925,394)   (3,099,766)  (2,036,702)
                                        ================  ================  ============  ===========
    LOSS PER SHARE . . . . . . . . . .            (0.11)            (0.07)        (0.04)       (0.02)
                                        ================  ================  ============  ===========

BALANCE SHEET DATA                              March  31, 2005
                                                  (unaudited)

Current assets
  Cash and cash equivalents                           $41,334
  Prepaid, consulting services                         92,293
  Prepaid, other                                       77,247
                                                 -------------

    Total current assets                              210,874
Property and equipment, net                           238,520
                                                 -------------

        Total assets                                 $449,394
                                                 =============

Current liabilities
  Accounts payable and accrued expenses            $  641,518
  Accrued payroll and related expenses              1,576,738
  Current portion of capital lease obligations          7,513
  Notes payable                                       325,000
  Notes payable - shareholders                      3,200,000
                                                -------------

    Total current liabilities                       5,750,770

Capital lease obligations, net of current portion       3,383

Convertible debentures, net of debt
    discount of $303,569                              996,431
                                                -------------

      Total liabilities                             6,750,584
                                                -------------

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                        -
  Common stock, $0.0001 par value
    200,000,000 shares authorized
    90,638,679 shares issued and outstanding            9,064
    Committed common stock                             30,000
  Additional paid-in capital                       12,063,545
  Accumulated other comprehensive loss                (47,054)
  Deficit accumulated in the development stage    (18,356,775)
                                                 -------------

      Total shareholders' deficit                  (6,301,190)
                                                 -------------
Total liabilities and shareholders' deficit      $    449,394
                                                 =============

SELLING  STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided our financing. A description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                             Shares to be        Percentage of
                                            Percentage of      Acquired           Outstanding
                                             Outstanding      under the        Shares (1) to be
                                                Shares          Equity          Acquired under                      Percentage
                                Shares       Beneficially    Distribution         the Equity                         of Shares
                             Beneficially       Owned         Agreement     Distribution Agreement   Shares to be  Beneficially
Selling                      Owned Before       Before       and Secured          and Secured        Sold in the    Owned After
Stockholder                    Offering      Offering (1)     Debenture            Debenture           Offering    Offering (1)

Cornell Capital
Partners, L.P.              10,760,229 (2)           10.0%  117,877,119(3)                  109.63%   128,637,348             0%

Others

Newbridge
Financial
Corporation                     9,346  (4)              *              --                       --          9,346             0%

Delilah Holdings, LLC. (5)   1,763,825 (6)           1.63%             --                       --      1,763,825             0%

Internet Finance
International Corp. (7)        503,950 (8)              *                                                 503,950             0%

David Propis (9)              271,975 (10)              *                                                 271,975              *

Robert L. Davidson (11)       350,000 (12)              *                                                 200,000              *

Jackson Steinem, Inc. (13)  2,504,782 (14)           2.32%                                              2,379,782              *

*  Less  than  1%  of  the  total  outstanding  common  stock.

(1) Applicable percentage of ownership is based on 107,523,931 shares of common stock outstanding as of May 12, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 12, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(2) Includes 925,234 shares received by Cornell Capital Partners as a one time commitment fee under the Equity Distribution Agreement, 6,376,114 shares issued to Cornell Capital Partners pursuant to advances under the Equity Distribution Agreement and 3,118,912 shares issued to Cornell Capital Partners pursuant to exercises under the Secured Debenture. Also includes common stock purchase warrants to purchase 339,969 shares of common stock at an exercise price of $0.61 per share (the "Cornell Warrants"). Maximum Ventures, Inc. ("MVI") assigned these warrants to Cornell Capital Partners as described in footnote 5 to this table.

(3) Includes the balance of 112,315,475 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement assuming a price of $0.1685 per share and 5,561,644 shares as a good faith estimate of the number of shares needed as a result of conversion of a total of $1,500,000 of the Secured Debenture.

(4) Includes 9,346 shares received by Newbridge Securities Corporation as a one-time fee under the Placement Agent Agreement.

(5) Delilah Holdings, LLC is wholly owned by the principal stockholder of MVI and his spouse. MVI was issued common stock purchase warrants to purchase 5,439,501 shares of common stock at an exercise price of $2.00 per share. As of December 23, 2004, the exercise price of these warrants was reduced to $0.61 per share, and the warrants were assigned in their entirety to other selling stockholders, as described in this table.

(6) Includes common stock purchase warrants to purchase 1,769,825 shares of common stock at an exercise price of $0.61 per share. MVI assigned these warrants to Delilah Holdings, LLC as described in footnote 5 to this table.

(7) Internet Finance International Corp. is wholly-owned by Chris Kern. Mr. Kern is a stockholder and director of MVI.

(8) Includes common stock purchase warrants to purchase 503,950 shares of common stock at an exercise price of $0.61 per share. MVI assigned these warrants to Internet Finance International Corp. as described in footnote 5 to this table.

(9)     Mr.  Propis  is  an  employee  of  MVI.

(10) Includes common stock purchase warrants to purchase 251,975 shares of common stock at an exercise price of $0.61 per share. MVI assigned these warrants to Mr. Propis as described in footnote 5 to this table.

(11) Mr. Davidson is legal counsel to MVI and also acts as outside legal counsel to the Company on certain securities matters.

(12) Includes common stock purchase warrants to purchase 200,000 shares of common stock at an exercise price of $0.61 per share. MVI assigned these warrants to Mr. Davidson as described in footnote 5 to this table. Also includes five-year options to purchase 150,000 shares of common stock at an exercise price of $0.64 per share granted to Mr. Davidson in December 2004 under the Company's 2004 Stock Option Plan.

(13) The beneficial owner of Jackson Steinem, Inc. is Adam S. Gottbetter of Gottbetter & Partners, LLP, legal counsel to the Company.

(14) Includes common stock purchase warrants to purchase 2,379,782 shares of common stock at an exercise price of $0.61 per share. MVI assigned these warrants to Jackson Steinem, Inc. as described in footnote 5 to this table.

The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

Cornell  Capital  Partners,  L.P.

Cornell Capital Partners, L.P. is the investor under the Equity Distribution Agreement and the holder of the Secured Debenture. Control of Cornell Capital Partners is held by its general partner, Yorkville Advisors LLC and all investment decisions are made by Yorkville Advisors, LLC as general partner. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

Equity  Distribution  Agreement

On May 19, 2004, we entered into the Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to 100% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the date we give notice that we desire an advance. The amount of each advance is subject to an aggregate maximum amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. We entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004. We originally reserved and registered with the SEC 18,691,589 shares of our common stock under the Equity Distribution Agreement. As a result of a decrease in our market price, we are registering and reserving an additional 100,000,000 shares of our common stock to allow us to fully utilize the $20,000,000 available under the Equity Distribution Agreement.

Secured  Debenture

On May 19, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase an aggregate of $1,500,000 principal amount of the Secured Debenture from us. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Debenture and is obligated to purchase an additional $750,000 principal amount of the Secured Debenture upon the filing of a registration statement relating to the shares of common stock resulting from a conversion of the Secured Debenture. The Secured Debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The Secured Debenture is convertible into our common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debenture is secured by all of our assets. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. We have the right to redeem the debenture upon 3 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants to acquire 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. None of the debentures have been converted to date.

There are certain risks related to sales by Cornell Capital Partners, including:

- The outstanding shares could be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell
     Capital  Partners  is  issued  shares,  the greater likelihood that Cornell
     Capital Partners receives more shares. This could result in substantial dilution to the interests of other holders of common stock.

- To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

- The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the date we give notice that we desire an advance. We will pay Cornell Capital 5% of each advance as an additional fee.

Pursuant to the Equity Distribution Agreement, we cannot draw more than $750,000 every seven trading days or more than $20,000,000 over 24 months.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $170,000, including the $85,000 expense that we incurred in filing Form SB-2 Registration Statement File No. 333-116728, plus a 5% retainage payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.


Gross Proceeds                   $ 5,000,000  $10,000,000  $20,000,000

Net Proceeds                     $ 4,580,000  $ 9,340,000  $18,840,000

No. of Share issued under the
Equity Distribution Agreement
at an Assumed Price of $0.25      20,000,000   40,000,000   80,000,000



Use of Proceeds:                 AMOUNT       AMOUNT       AMOUNT
-------------------------------  -----------  -----------  -----------

Business Development             $ 1,000,000  $ 2,000,000  $ 4,000,000

Infrastructure and Improvements  $ 1,000,000  $ 2,000,000  $ 4,000,000

Operating Capital                $ 2,580,000  $ 5,340,000  $10,840,000

TOTAL                            $ 4,580,000  $ 9,340,000  $18,840,000

                                    DILUTION

Our net tangible book value as of March 31, 2005, was a deficit of $6,301,190 or $0.0714 per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Because this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement.

If we assume that we had issued 118,691,589 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $0.1685 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $1,000,000 and offering expenses of $170,000, our net tangible book value as of March 31, 2005 would have been $12,528,810 or $0.0599 per share. Note that at an offering price of $0.1685 per share, we would receive gross proceeds of $20,000,000, or the entire amount available under the Equity Distribution Agreement. At an assumed offering price of $0.1685, Cornell Capital Partners would receive a discount of $1,000,000 on the purchase of 118,691,589 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.2380 per share and an immediate dilution to new stockholders of $0.1086 per share. The following table illustrates the per share dilution:

Assumed  public  offering  price  per  share                       $ 0.1685
Net  tangible  book  value  per  share  before  this  offering     $(0.0695)
Increase  attributable  to  new  investors                         $ 0.2380
Net  tangible  book  value  per  share  after  this  offering      $ 0.0599
Dilution  per  share  to  new  stockholders                        $ 0.1086

                              EQUITY LINE OF CREDIT

Summary

On May 19, 2004, we entered into the Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we give notice that we want an advance. The number of shares purchased by Cornell Capital

Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners retains 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our Placement Agent in connection with the Equity Distribution Agreement. For its services, Newbridge Securities Corporation was issued 9,346 shares of our common stock, equal to approximately $10,000 based on our stock price on the issue date of May 19, 2004. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditional upon our registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state law. We will bear the costs associated with this registration. There are no other significant closing conditions to draws under the equity line.

Equity  Line  of  Credit  Explained

Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period, at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on us for any of the draws other than that we have filed our periodic and other reports with the SEC, we have delivered the stock required for an advance, and that trading of our common stock has not been suspended. We may request advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced an aggregate of $20,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement may be resold by Cornell Capital Partners under an effective registration statement filed by us with the SEC. Cornell Capital Partners will apply the proceeds from the sale of the shares issued under the Equity Distribution Agreement to the repayment of each of the advances.

We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issue the number of shares of common stock being registered in this offering at a recent price of $0.25 per share, we would issue 80,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $20,000,000. These shares would represent 74% of our outstanding common stock upon issuance. We are registering 118,691,589 shares of common stock for the sale under the Equity Distribution Agreement. Assuming an offering price of $0.25 per share, we will be able to fully utilize the $20,000,000 available under the Equity Distribution Agreement. If the average price for which we sold shares under the Equity Distribution Agreement is lower than $0.1685 per share, we will need to register additional shares of common stock to fully utilize the shares under the Equity Distribution Agreement.

There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at a recent price of $0.25 per share, and 25% and 50% discounts to the recent price, assuming we fully utilize the $20,000,000 available under the Equity Distribution Agreement.

Discount to price:        None                     25%              50%
Purchase Price:           $       0.25   $     0.1875   $        0.125
No. of Shares (1):          80,000,000    106,666,666    160,000,000(2)
Total Outstanding (3):     187,523,931    214,190,597      267,523,931
Percent Outstanding (4):            74%            99%             149%

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) If the price per share were $0.125 and we were to utilize the $20,000,000 available under the Equity Distribution Agreement, 41,308,411 of those shares would not be registered under this Registration Statement.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Equity Distribution Agreement, not including shares issued under the Secured Debenture, based on a total of 107,523,931 issued and outstanding shares as at May 12, 2005.

(4) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding as at May 12, 2005.

Proceeds received under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from us under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Equity Distribution Agreement.

We will bear all fees and expenses under the Equity Distribution Agreement. We expect to incur offering expenses of approximately $85,800 in connection with this offering, not including the $85,000 in fees and expenses incurred in connection with the filing of the Form SB-2 Registration Statement No. 333-116728 which became effective on November 1, 2004 and the 5% retainage fee payable to Cornell Capital Partners under the Equity Distribution Agreement, which amount consists primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 925,234 shares of common stock on May 19, 2004. In addition, we issued 9,346 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve cross or block transactions) (i) on the over-the-counter market or on any other market on which the price of our shares of common stock is quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market upon which the price of our shares of common stock is quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement, the Secured Debenture and the one-time commitment fee under the Equity Distribution Agreement. Under the Equity Distribution
Agreement, Cornell Capital Partners will pay us 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market upon which our common stock is traded for the five days immediately following the date we give notice that we desire an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 925,234 shares of common stock on May 19, 2004. The 5% retainage fee and the 925,234 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our Placement Agent in connection with the Equity Distribution Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

In offering the shares covered by this prospectus, the other selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,800, not including $85,000 in expenses incurred in connection with the filing of Form SB-2 Registration Statement File No. 333-116728 which became effective on November 1, 2004 and the 5% retainage fee payable to Cornell Capital Partners under the Equity Distribution Agreement. The offering expenses consist of a SEC registration fee of $3,167, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000, and miscellaneous expenses of $15,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

         MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this prospectus

Plan  of  Operations

The year ended December 31, 2004 (the "2004 Period") represented a period of growth and maturity in our corporate environment and technology development.
During the 2004 Period, we focused on completing, refining and preparing our technologies toward a salable product line and reached the development targets that we established during our planning stage, bringing us closer to the commercialization of our products. We also prepared our corporate environment for customer fulfillment, deployment and support as we neared the end of our fiscal year and understood that within our corporate objectives, 2005 would mark our year of product commercialization.

As part of this commercialization process, we have put our company under a management refinement microscope to identify where our strengths are and where to enhance our weaknesses in order to assure a good preparation and successful deployment for our commercialization strategies in 2005. We took our business processes and established new development and sales fulfillment systems, customer deployment procedures and processes, and solidified our human resource requirements to ensure that we have the right personnel to compliment and support our go-to-market objectives.

Our plan of operations and commercialization strategy targets the owners of entertainment and/or advertising content as well as the retail distributors of content and multiple service operators ("MSOs") that sell direct to the consumer. During the 2004 period, we spent a considerable amount of time visiting trade events specific to our industry, meeting with key content owners, service providers and potential hardware and merchandise alliances in order to start building awareness of our company and our capabilities in our industry sector. In addition, we completed a series of commercial alliances and relationships with providers of hardware, storage facilitation, and broadband and distribution systems that service the telecommunications, IPTV and on-demand industries. During 2004, we worked with companies such as Amino Communications LLC in the digital set-top-box arena, where we successfully integrated and tested our SPI security and LDMS distribution environment to deliver high quality content to televisions via the Internet. We worked with server hardware companies such as Midstream Technologies Inc. and Dell Computer Corporation to integrate our software technologies into a deliverable and tangible product line for our target market. We entered into a lab agreement with EchoStar Broadband L.L.C. (affiliated with EchoStar Satellite L.L.C.) and are currently conducting technology integration development to certain IP driven devices for testing in 2005. We were successful in acquiring non-public use content from Disney and Warner Brothers in order to test our content distribution, security and management systems in our laboratories and share those results with those content providers. Certain of these co-developments and alliances have proven positive test results for our technologies that have enabled us to successfully complete our first product line, called "iWaveTM Interactive Systems" in late December of 2004.

We plan to continue our research and development activities to further facilitate the necessary refinements and enhancements to our iWaveTM product line to deliver a successful and supportable product line that can be delivered turn-key or in separate components for various commercial applications that might not require an entire iWaveTM Interactive system. We anticipate that this product flexibility will enable us to shorten our sales cycle, expand our value offering in certain niche or existing customer deployments and provide us with a greater opportunity to effect an immediate sale of our product line during our 2005 commercialization year.

During the next twelve months, we expect to purchase additional equipment for laboratory integration, testing and customer support. Since we do not carry hardware inventory for our product line, we expect to set up a showroom environment at our facilities in Seattle, Washington so that we can further demonstrate our services and true value offering to this emerging digital content distribution and on-demand industry. In addition to our sales and marketing efforts in 2005, we plan to pursue further relationships with other technology providers, content owners and service providers in order to expand our sales capabilities and resale opportunities. We plan to continue to solidify our 2004 relationships and alliances to further our product validation and enhance our distribution opportunities in our target market space.

We anticipate changes in the number of our employees during the next twelve months in order to support the anticipated growth and expected changes in our operations.

Results  of  Operations

     Years  Ended  December  31,  2004  and  2003

Research and development expenses for the 2004 Period, decreased by 21.9% to $1,079,824 from $1,382,000 during the year ended December 31, 2003 (the "2003 Period"). During the 2003 Period, we issued stock grants to research and development employees which resulted in significant compensation charges of $687,417. Conversely, during the 2004 Period, we issued stock options to research and development employees which resulted in minimal compensation charges for the stock options. During the 2004 Period, we employed approximately 19 employees for research and development activities compared to 16 employees in the 2003 Period. Wages and benefits for research and development personnel during the 2004 Period were $925,014 compared to $611,626 during the 2003 Period. The total research and development expense incurred during the 2004 fiscal year represents approximately 11.5% of our total operating expenses for the 2004 Period. The majority of these funds were utilized for the compensation of our research and development personnel, and $143,543 of this amount was spent on equipment relating to research and development activities. During the 2003 Period, $82,957 was spent on equipment relating to research and development activities.

General and administrative expenses for the 2004 Period increased by 330.5% to $8,323,294 from $2,518,058 during the 2003 Period. The increase resulted from hiring additional staff in each of the following areas: Executives, Operations, Sales and Marketing. During the 2004 Period, we employed approximately 16 employees for general and administrative activities, compared to 14 employees in the 2003 Period. Some of the additional staff members are executives who are compensated at a much higher level in comparison to the average employee. With this growth, our office space expanded from approximately 4,425 square feet during the 2003 Period to 6,405 square feet in 2004 Period. General operating expenses for our Operations also increased as a result of the expansion. During the 2004 Period, we hired a public relations firm, marketing company and various consultants to develop marketing strategies, along with operations and business strategies. As a result, the advertising, promotion and consulting expenses increased from $182,152 in the 2003 Period to $618,172 in the 2004 Period. In addition, certain consultants were granted options or warrants as specified in their consulting agreements. The compensation charge recognized for these options and warrants during the 2004 Period amounted to $3,541,400. Travel expenses for the 2004 Period were $277,144, up $125,265 from 2003 Period. This increase in travel resulted from meetings regarding bridge financing, in addition to marketing meetings and attendance at technology conferences. Fees for professional services in the 2004 Period were $1,427,889, approximately $1,268,948 higher than for the 2003 Period. This increase results from fees associated with our financing arrangements, legal fees attributed to corporate financing and securities filings, U.S. patent applications, trademarks, employee stock option agreements and other employment matters. Accounting expenses for audit fees and public reporting obligations also contributed to the increase in professional service expenses.

We generated sales of $0 and $27,594 during the 2004 Period and 2003 Period, respectively. The sales generated in the 2003 Period are classified as other income and are not related to our research and development activities.

Interest expense for the 2004 Period increased by 678.9% to $359,069 from $52,930 for the 2003 Period. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted in the increase in interest expense.

As a result of the foregoing, we incurred a net loss of $9,781,920, or $0.11 per share, during the 2004 Period, as compared to a net loss of $3,925,394, or $0.07 per share, during the 2003 Period. We incurred a loss from operations of $9,403,118 during the 2004 Period, as compared to a loss from operations of $3,900,058 during the 2003 Period.

     Three  Months  Ended  March  31,  2005  and  2004

Results  of  Operation

Research and development expenses for the three month period ended March 31, 2005 (the "2005 Period") increased to $256,891 from $245,272 during the three month period ended March 31, 2004 (the "2004 Period"). During the 2005 Period, we employed approximately 17 employees for research and development activities compared to 19 employees in the 2004 Period. Wages and benefits for research and development personnel during the 2005 Period were $247,640 compared to $240,082 during the 2004 Period. The total research and development expense incurred during the 2005 Period represents approximately 9.8% of our total operating expenses for the 2005 Period. The majority of these funds were utilized for the compensation of our research and development personnel, and $3,034 of this amount was spent on equipment relating to research and development activities.
During the 2004 Period, $2,247 was spent on equipment relating to research and development activities.

General and administrative expenses for the 2005 Period increased to $2,473,698 from $1,779,809 during the 2004 Period. During the 2005 and 2004 Period, we employed approximately 16 employees for general and administrative activities. Wages and benefits for general and administrative personnel during the 2005 Period were $455,729 compared to $1,279,632 during the 2004 Period. The difference in wages and benefits primarily relates to compensation charges for stock options and stock grants issued to employees during the 2004 Period amounting to $850,538. During the 2005 Period, we expanded our office space to 9,975 square feet from 6,405 square feet during the 2004 Period. The general operating expenses for the corporate offices increased as a result of the expansion. Consulting fees incurred during the 2005 Period increased to $1,586,667 from $71,500 during the 2004 Period. The difference in consulting fees primarily relates to compensation charges of $1,348,879 for certain consultants who were granted options or warrants as specified in their consulting agreements. In addition, we retained the services of several consultants who provided advisory services to the board of directors and marketing department.

We generated sales of $0 during the 2005 Period and the 2004 Period. Interest expense for the 2005 Period increased to $167,178 from $11,460 for the 2004 Period. We obtained funding to finance our operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted in the increase in interest expense.

As a result of the foregoing, we incurred a net loss of $3,099,766, or $0.04 per share, during the 2005 Period, as compared to a net loss of $2,036,702, or $0.02 per share, during the 2004 Period. We incurred a loss from operations of $2,730,589 during the 2005 Period, as compared to a loss from operations of $2,025,081 during the 2004 Period.

Liquidity  and  Capital  Resources

We have financed our research and development activities to date with proceeds from the sale of our common stock, proceeds from the sale of convertible debentures and loans from our officers and shareholders. The following table sets forth the amount of funds we received from these sources for the periods indicated:

     Years  Ended  December  31,  2004  and  2003

                                   Year ended December 31, 2004   Year ended December 31, 2003
                                   -----------------------------  -----------------------------
Sale of common stock               $                     400,000  $                   2,445,000
---------------------------------  -----------------------------  -----------------------------
Sale of convertible debentures     $                   1,500,000  $                     600,000
---------------------------------  -----------------------------  -----------------------------
Loans from officers/ shareholders  $                   4,145,000  $                     400,000
---------------------------------  -----------------------------  -----------------------------
Short term loans                   $                     100,000  $                     225,000
---------------------------------  -----------------------------  -----------------------------

We have suffered recurring losses from operations and have an accumulated deficit of $15,257,009 at December 31, 2004. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

     Three  Months  Ended  March  31,  2005  and  2004

                                         Quarter ended March 31, 2005  Quarter ended March 31, 2004
                                         ----------------------------  ----------------------------
Committed common stock                   $                    30,000   $                       000

Sale of convertible debentures           $                       000   $                       000

Loans from shareholders                  $                       000   $                   250,000

Short term loans                         $                       000   $                       000

Contribution of Capital                  $                    34,386   $                       000

We have suffered recurring losses from operations and have an accumulated deficit of $18,356,775 at March 31, 2005. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

Our current cash on hand is projected to sustain operations until June 2005. Additional funding is expected to be obtained through the SEDA or new vehicles currently being pursued, however, we cannot assure you that required financing will be obtained. Our ability to meet operating and capital requirements depends upon financing from external sources and the ability to generate revenues from the core technologies we have developed. We cannot assure you that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner, we may be forced to curtail our operations.

Financing  Activities

Our financing activities in the 2004 Period consisted of loans, the sale of secured convertible debentures and entering into a Standby Equity Distribution Agreement.

During  2004,  we  received  loans  for  various  parties,  including:

- During March 2004, a loan received from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The due date on the loan has been extended to September 11, 2005, and the rate of interest is 10% for the additional six months. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock.

- During April 2004, a loan received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised.

- During May 2004, a loan received from Turbo International, Inc. in the amount of $150,000. The loan is due on due May 12, 2005 and bears interest at a rate of 10% per annum.

- During May 2004, a loan received from Martin Calvert, then a director of ours, for $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

- During August 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan is due on demand and bears interest at a rate of 10% per annum.

- In August 2004, a loan received from Martin Calvert, then a director, for $100,000. The loan is due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we will issue to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

- In September 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan is due on September 7, 2005 and bears interest at a rate of 10% per annum.

- During September 2004, received a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on September 24, 2005 and bears interest at a rate of 10% per annum.

- In September 2004, a loan received from Aton Select Fund Limited in the amount of $100,000. The loan is due on September 27, 2005 and bears interest at the rate of 10% per annum.

- On October 14, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on October 14, 2005 and bears interest at the rate of 10% per annum.

- On October 28, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on October 28, 2005 and bears interest at the rate of 10% per annum.

- On December 10, 2004, a loan received from Cornell Capital Partners in the amount of $2,500,000. The loan bears interest at the rate of 12% per annum and is due on July 1, 2005.

In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital Partners for the sale of secured convertible debentures. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Convertible Debenture. On June 25, 2004, Cornell Capital Partners purchased the additional $750,000 principal amount of the Secured Convertible Debenture after we filed on June 22, 2004 a Form SB-2 registration statement relating to the shares of common stock resulting from the conversion of the Secured Convertible Debenture.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "Equity Distribution Agreement") with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we give notice that we desire an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital

Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement may be resold by Cornell Capital Partners under an effective registration statement filed by us with the Securities and Exchange Commission. Cornell Capital Partners will apply the proceeds from the sale of the shares issued under the Equity Distribution Agreement to the repayment of the loan. As at May 16, 2005, we issued an aggregate of 6,376,114 to Cornell Capital Partners under the Equity Distribution Agreement.

We agreed to escrow twenty-four requests for advances under the Equity Distribution Agreement, each in an amount not less than $100,000 and one request for an advance under the Equity Distribution Agreement in an amount not less than $197,808. We issued 5,000,000 shares of our common stock to David Gonzalez, Esq., Attorney for Cornell Capital Partners, to be held in escrow subject to the terms of the loan. On February 24, 2005, the joint disbursement instructions on the promissory note were revised. Beginning March 14, 2005, the advance notices and stock disbursements schedule was amended, and the advance amounts were amended to $50,000 per advance. On March 1, 2005, the balance of the shares available under the Standby Equity Distribution agreement dated May 19, 2004 were issued to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. The number of common shares issued was 13,094,045.

Our $2,500,000 promissory note to Cornell Capital Partners was amended and restated in June 2005. As a result of this amendment and restatement, all remaining requests for advances were released from escrow, and all escrowed shares were returned unissued to our transfer agent. The outstanding principal balance and accrued interest of the amended and restated promissory note is $1,518,290, which is due and payable to Cornell on July 1, 2005.

On June 9, 2005, we delivered a Promissory Note to Cornell Capital Partners in relation to a loan received from Cornell Capital Partners in the amount of $500,000. The principal on the loan and accrued interest are due on March 1, 2006. The loan bears interest at the rate of 12% per annum.

Our current cash on hand is projected to sustain operations until June 2005. Additional funding is expected to be obtained through the Equity Distribution Agreement or new vehicles currently being pursued, however, we cannot assure you that required financing will be obtained. Our ability to meet operating and capital requirements depends upon financing from external sources, and the ability to generate revenues from the core technologies we have developed. We cannot assure you that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner, we may be forced to curtail our operations.

On May 19, 2004, NS8Corp entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Act and otherwise had the requisite sophistication to make an investment in the our securities.

The following table sets forth certain information concerning our contractual obligations and other commercial commitments as of December 31, 2004:

                                              Payments due by Period
                                              ----------------------
                                            Less than    1-3     4-5    After 5
Contractual Obligations:            Total    1 year     years   years   years
---------------------------------  -------  ---------  -------  ------  -------
Short-Term Loans                    325,000   325,000       -       -        -
---------------------------------  -------  ---------  -------  ------  -------
Loans from shareholders, net      3,790,106 3,790,106       -       -        -
---------------------------------  -------  ---------  -------  ------  -------
Convertible Debenture, net        1,160,716           1,160,716      -        -
---------------------------------  -------  ---------  -------  ------  -------
Capital Lease Obligations            15,880    10,010    5,870       -        -
---------------------------------  -------  ---------  -------  ------  -------
Operating Leases                    555,829   226,858   328,971      -        -
---------------------------------  -------  ---------  -------  ------  -------
Unconditional Purchase
Obligations                              -          -        -       -        -
---------------------------------  -------  ---------  -------  ------  -------
Other Long-Term Obligations              -          -        -       -        -
---------------------------------  -------  ---------  -------  ------  -------
Total Contractual Cash
Obligations                       5,847,531 4,351,974 1,495,557      -        -
---------------------------------  -------  ---------  -------  ------  -------

                                Amount of Commitment Expiration Per Period
                                ------------------------------------------
                                  Total
                                 Amounts   Less than  1-3    4-5    Over 5
Other Commercial Commitments    Committed   1 year    years  years   years
------------------------------  ---------  ---------  -----  -----  ------
Lines of Credit                         -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------
Standby Letters of Credit               -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------
Guarantees                              -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------
Standby Repurchase Obligations          -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------
Other Commercial Commitments            -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------
Total Commercial Commitments            -          -      -      -       -
------------------------------  ---------  ---------  -----  -----  ------

DESCRIPTION  OF  BUSINESS

     Organization

We were incorporated under the name "Delivery Now Corp." in the State of Delaware on October 3, 2000.

Until December 17, 2003, we delivered envelopes by bike messengers and packages by van in the New York City metropolitan area through our wholly-owned subsidiary "BMW Messenger Services, Inc." ("BMW"). BMW received phone calls from customers seeking such deliveries and then dispatched its messengers via two-way radio to deliver the envelopes and packages via bicycle or van. BMW obtained these job orders through referrals from existing customers and through its sales force.

BMW was formed on September 23, 1999 in the State of New York and operated as an S Corporation from inception through October 3, 2000 when we acquired it. On October 3, 2000, we acquired 100% of BMW's common stock in exchange for 2,500,000 shares of our common stock. At the time of the transaction, Michael Conte was our sole stockholder.

On  December  17,  2003,  we  changed  our  name  to  "NS8  Corporation".

On December 18, 2003, we discontinued the messenger delivery service business in connection with the merger transaction described below.

     Merger  with  CanOnline  Global  Media,  Inc.

On November 3, 2003, we entered in to an Agreement and Plan of Merger (the "Merger Agreement") with CanOnline Global Media, Inc. ("CanOnline"), a Washington corporation, and DLVN Acquisition, Inc. ("Acquisition Subsidiary"), a Delaware corporation. Acquisition Subsidiary was our wholly-owned subsidiary prior to the transaction.

On December 18, 2003, the transactions contemplated by the Merger Agreement closed, and a merger (the "Merger") was effected among us, CanOnline and Acquisition Subsidiary

Pursuant to the Merger Agreement, (i) Acquisition Subsidiary was merged into CanOnline, with CanOnline becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding CanOnline common stock exchanged their CanOnline common stock for shares of our common stock at a one for one ratio, receiving in the aggregate 66,670,346 shares of our common stock in exchange for their shares of CanOnline common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CanOnline's common stock exchanged their options for options to acquire our common stock at a one for one ratio, receiving in the aggregate options to acquire 14,886,702 shares of our common stock, and the 100 shares of common stock of Acquisition Subsidiary issued and outstanding prior to the Merger were converted into 100 shares of CanOnline common stock, with CanOnline becoming our wholly owned subsidiary.

Simultaneously with the closing of the Merger, we transferred all of the issued and outstanding stock of our wholly-owned subsidiary, BMW, to Michael Conte and Brian Seinwels in exchange for 24,950,000 shares of our common stock. Mr. Conte was our director, chief executive officer and president, and Mr. Seinwels was our vice president until the closing of the Merger. These shares were cancelled and restored to our authorized and unissued capital stock.

Prior to the Merger, our operations consisted primarily of the messenger delivery service conducted by BMW. This business is now wholly owned by Mr. Conte and Mr. Seinwels and is no longer operated by us.

Our  primary  operation  now  consists  of  the  operations  of  CanOnline.

The number of shares of our common stock exchanged for the CanOnline common stock was determined in arms-length negotiations between our board of directors and the board of directors of CanOnline. The negotiations took into account the value of CanOnline's financial position, results of operations, products, prospects and other factors relating to CanOnline's business. At the time of the Merger, there were no material relationships between CanOnline and us or any of our affiliates, any of our directors or officers or any associate of any of our officers or directors.

The number of shares of our common stock transferred to us in exchange for the BMW common stock was determined by our board of directors, which included Mr. Conte and Mr. Seinwels. This transaction was approved and ratified by the board of directors of CanOnline, which was independent with respect to this transaction.

The exchange of CanOnline shares for our shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under section 4(2) of that Act.

     General

We are a technology research and development company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed it to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We operate through two wholly-owned subsidiaries, CanOnline Media Corporation ("CMC") and CanOnline. CMC was incorporated on June 18, 1999 and is a British Columbia corporation. CMC conducts all our proprietary technology research and development activities. CanOnline was incorporated on March 15, 2000 as a Washington corporation and is focused on the marketing, licensing and commercialization of the products and technology of CMC.

We  are  a  development  stage  company  with  minimal  revenues  to  date.

In this prospectus, we refer to information regarding the growth of high-speed Internet lines in the United States between homes and businesses from the U.S. Federal Communications Commission (the "FCC"), an independent U.S. government agency charged with regulating interstate and international communications by radio, television, wire, satellite and cable. We also refer to information regarding households in the United States that are capable of receiving video-on-demand from the Leichtman Research Group, Inc. (the "Leichtman Group"), a research and consulting firm independent of industry participants that specializes in the broadband, media and entertainment industries. We also refer to information from Yankee Group Research, Inc. ("Yankee Group"), a Boston based research products and consulting services firm primarily serving the telecommunications and wireless industry, the consumer, entertainment and media industry, and the information technology ("IT") hardware, software and services segments of the technology industry. We believe that all of the information in this Form SB-2 Registration Statement that is based on statements from the FCC, the Leichtman Group and the Yankee Group is independent and reliable.

     Industry

In 2004, significant changes occurred within the competitive and technological business landscape of providing interactive broadband service to consumers, such as cable companies beginning to deploy voice services and traditional phone companies beginning to deploy video. We believe that these changes established a foundation for the convergence of services delivered over IP based networks. The business case for convergence now rests on the principles of lowering network equipment and infrastructure costs, network administration costs and overall costs associated with the delivery of services. We believe that IP networks are conducive to lowering delivery costs in that they can easily be scaled to provide a multitude of services and applications that can be bundled for sale to interactive broadband consumers.

Convergence has caused the telecommunications industry to expand its traditional focus by offering services to compete within the boundaries of cable and satellite service. Telecommunications operators are now diversifying their service offerings with local exchange, long-distance telephone, wireless, high-speed Internet and Internet video-on-demand services to remain competitive. At the same time, cable companies have been upgrading their digital networks with capacity to carry larger quantities of data at faster rates that allow them to offer additional services such as voice and video-on-demand ("VOD"). As a result, once disparate industries are now competing head-to-head by rapidly rolling out overlapping services and applications to capture and keep their valuable subscribers.

According to the FCC,, high-speed Internet lines between homes and businesses in the U.S. totaled 32.5 million in the second half of 2004. VOD has been a driving force for the adoption of advanced digital service packages delivered to the home. The Leichtman Group conducted surveys in December 2004 of households in four U.S markets. The Leichtman Group, which specializes in research and analysis on broadband, found that the percent of digital cable subscribers who have used VOD is now 50-69%, or roughly twice the rate found a year and a half ago. According to the Leichtman Group, there are currently 22 million VOD-capable households in the United States, a number it expects to grow to 32.2 million by 2008. A 2004 Yankee Group study found that the bundling of video, voice and data services increases average revenue per user, while decreasing churn.

We believe that the increase in VOD programming and on-demand viewers presents an opportunity for broadband service providers, as well as the advertisers and merchants wanting to reach those growing viewers. The one-to-one nature of delivering content and services in an IP based network provides opportunity for advertisers to better target and track the efficiency of their advertisements. It also offers retail merchants the opportunity to participate in new television-based distribution channels.

We believe that the large capital outlay by cable companies and large telecommunications firms, such as SBC Communications Inc., to upgrade their digital networks is a validation of the importance these industries are placing on the delivery of VOD and other advanced interactive services as a differentiator to their subscribers. We believe that although VOD will continue to be an important strategic differentiator for broadband providers, the addition of multiple advanced interactive services bundled with and complimentary to VOD will ultimately be the competitive lynch-pin.

Our  Products  and  Technologies
--------------------------------

We designed our suite of software products to address five growing problems in the industry, namely the inability:

- to effectively protect digital content as it is delivered through the Internet;

- to accurately account for the usage of the content as it is distributed by the service provider to its consumers;

-    to  accurately  capture  revenue  each  time  digital  content is consumed;

-    to  meet  growing  consumer demand for real-time access to digital content;
     and

- to provide consumers with complete portable media access using a single service provider.

We  seek  to  address  these  problems  through  three  principal  technologies:

- Behavioral Network Management Systems. Our NS8 Library Distribution Management System is an easy to deploy, server rendered visual management console for multi-format encoding (MPEG2, WMV, MPEG4), distribution licensing, distribution management and media program scheduling of digital content for distribution over IP networks.

- Persistent Media Distribution Security. Our NS8 Security Protocol Integration ("SPi") provides embedded content security aimed at ensuring that intellectual property rights, payment auditing, territorial licenses, usage auditing, and distribution polices are enforced on a persistent basis throughout the Internet distribution and consumer usage cycle. SPi-enabled files lose usable integrity if tampered with in any way.

- Non-Resident Server Based Software Systems. Our NS8 Interactive Consumer Programming and Shopping Guide is a light-weight server based VOD programming and consumer interactive guide accessible through PC, MAC and digital IPTV set-top-box for a complete portable media viewing experience that is capable of running on normal high-speed Internet lines such as ADSL, DSL, XDSL and WiFi.

The combination of these technologies constitutes a patent-pending solution for content distribution via the Internet to the consumer through a personal computer or an IP-based set-top box on a television. These technologies are comprised of software modules intended to fortify security during distribution and consumer use, increase delivery efficiency through normal broadband networks, ensure royalty and usage payment to all participating users, and improve overall content quality to the consumer. These software modules can be applied as stand-alone solutions or combined to produce end-to-end service portals for specific industry verticals, such as content studios, service providers, advertising and merchandising firms. To date, we have developed and completed two online management platforms. The first platform is Reelindie Global Network ("RGN"), an online business collaboration and management system, targeted at professionals and businesses in the entertainment industry (film, television, music, fashion and advertising). The system includes a suite of interactive online services and applications designed to manage and coordinate project planning and execution, human resources, production supply chains, promotions and communications. The second platform is Kaozz Entertainment Network ("KAOZZ"), an online distribution and communication platform for the secure commercialization of digital content and intellectual property (music, film, video and software).

We offer RGN and KAOZZ in combination with our three core technologies in a comprehensive solution called iWave(TM) Interactive Systems for on-demand content and interactive media delivery to the consumers of regional telecommunication companies. The iWave(TM) Interactive system consists of third-party servers to be installed at the client's facilities and that are pre-installed with our software applications. Each system configuration is scalable and flexible to the client's consumer-base and distribution requirements. We believe that an open, custom-integrated and cost-efficient solution spanning both asset delivery and management will prevail in our market space.

On January 13, 2005, we announced that Long Distance Billing Services, Inc. ("LDBS") of Brookneal, Virginia, selected us to lead the technology solution and deployment architecture for the implementation of interactive computer video on-demand (VOD) systems in Virginia and Chicago. On February 22, 2005, LDBS filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing. Accordingly, we will not be proceeding with the foregoing commercial program at this time. In addition, we do not anticipate proceeding with our possible acquisition of LDBS's parent, ezTel, LLC.

Our  target  primary  customers
-------------------------------

We believe that customers for our products and services will include owners of entertainment and/or advertising content as well as the retail distributors of this content, multiple service operators ("MSOs") that sell direct to the consumer. MSOs include cable, telephone and satellite companies. There are potentially thousands of entertainment and advertising content owners around the world who can use our products and services. We are not bound by geographical restraints in the selling of our products and services. The market for retail distributors, while considerably smaller and defined by geography, is nonetheless a substantial market that is seeking competitive differentiators to sell value-added services to consumers. We believe that our products and services meet the demands of both market segments, and therefore, we will not depend upon one or a few major customers.

We  break  our  potential  customers  down  into  the  following  segments:

- Owners of entertainment content, including motion picture, television, specialty video, and animation for theatrical, television or DVD release or for viewing over the Internet;

- Advertising content owners and distributors, such as advertising firms that place commercial advertisements and other short-form video insertions directly to a consumer environment;

- Regional telecommunications companies offering broadband high-speed Internet and related digital services directly to their consumers;

- Network management firms and Internet service providers that provide infrastructure hardware for Internet services and digital storage facilities; and

- Medium to large retail merchandising companies wishing to extend sales channels and offer direct interactive commerce to consumers over a broadband operator's network.

Marketing
---------

Our business focus is to provide interactive consumer distribution and advanced royalty management software platforms as a backbone to the VOD and interactive Internet environment of regional telecommunication companies. In addition, we seek to address, within its technological design, the ability to integrate with Internet Protocol Television (IPTV) as part of an integrated service offering for customers of those regional telecommunication companies.

We  intend  to  market  our  technologies  and  services  through:

- An enhanced partnership program through regional telecommunication companies;

- Through third-party hardware providers and partnerships as part of the service offering of those hardware companies; and

- Through re-sale networks primarily consisting of Internet service providers.

We intend to sell our systems in complete turn-key end-to-end systems or as independent systems to our various customer segments. Although each customer segment is independent of each other, we believe that our iWave(TM) system would integrate each segment toward a single or multiple service provider system that serves a large consumer base connected to the Internet.

We do not carry inventory for our iWave(TM) systems but rather intend to build each iWave(TM) system according to our client's requirements once we have been engaged to provide them with an interactive on-demand solution for their Internet services. In addition, we do not intend to carry inventory with respect to hardware provided by resale partnerships in order to offer their products to our customer base.

Our  business  model
--------------------

We  seek  to  generate  revenue  from  three  primary  sources:

- The sale and licensing of our software products to our target primary customer segments, including entertainment content owners, advertising firms, regional telecommunications companies, network management firms, Internet service providers ("ISPs") and retail merchants;

- The re-sale of hardware component products provided by third-party partners including server manufactures, set-top box manufactures and other IP-based consumer electronic products manufactured for converging regional telecommunications markets; and

- Revenue sharing with technology re-seller and joint-venture partners, such as content distribution firms, network management firms and ISPs.

According to our business plan, revenue will come principally from the sale, re-sale or partnered deployment of our following lines of products:

- iWave(TM) Interactive Service Provider Systems, a PC or IPTV-based VOD content, advertising and merchandise catalogue receiving, distribution and royalty management system for service providers;

- iWave(TM) Interactive Content Provider Systems, a PC or IPTV-based VOD content catalogue placement, distribution and royalty management system for content owners and distributors;

- iWave(TM) Interactive Advertiser Systems, a PC or IPTV-based interactive advertisement catalogue placement, distribution and consumer intelligence management system for advertising and media buying firms;

- iWave(TM) Interactive Retail Merchant Systems, a PC or IPTV-based interactive merchandise catalogue placement, distribution and transaction fulfillment management system for medium and large on-line retailers;

- RGN, an online business collaboration and management system, targeted at professionals and businesses in the entertainment industry; and

- KAOZZ(TM), an online distribution and communication platform for the secure commercialization of digital content and intellectual property.

We expect to license our software products within multi-year licensing agreements negotiated and executed with primary customers, re-sellers and partners, which are comprised of the following fee categories:

- Annual variable technology licensing, software maintenance and custom integration fees;

-    Annual  security  maintenance,  monitoring  and  enforcement  fees;

-    Variable  "per  view"  consumer  usage  fees;

-    Variable  advertisement  placement  and  distribution  fees;  and

-    Variable  point-of-sale  commerce  fulfillment  fees.

We expect to negotiate and realize on a case-by-case basis revenue generated from third-party hardware component or service re-sales as well as from revenue-sharing agreements executed with partners.

     Proprietary  Technologies

We currently have filed, through CanOnline, two U.S. patent applications and one Patent Cooperation Treaty application. These are:

- U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks";

- U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Presenting Multimedia Content And For Facilitating Third Party Representation Of An Object";

- Patent Cooperation Treaty Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks".

These applications claim priority to U.S. Provisional Patent Application No. 60/444,672, filed by CanOnline on February 4, 2003, titled "Method and Apparatus for Facilitating Third Party Representation Of An Object", which is incorporated in its entirety in the new filings.

We have also filed one provisional patent application with the United States Patent and Trademark Office, U.S. Provisional Patent Application filed on July 16, 2004 for "Method and System for Managing the Authorized Use of Digital Works".

These patent applications relate to new developments within the areas of non-resident software systems; automated coding architecture; digital media formatting, filtering, conversion and distribution technologies; encrypted signatures, processing, sampling, royalty and encoding methods; secure communications and collaboration systems; and business processes.

None of the above-mentioned patent applications have been granted, or rejected, at this time. All of these patent applications have been filed through CanOnline.

     Trademarks

CanOnline filed a trademark application for the trademark "CANONLINE" with the Canadian Trademark Office on June 18, 2003. On April 30, 2004, CanOnline filed an application for the trademark "SPI" with the United States Patent and Trademark Office. On June 1, 2004, CanOnline filed applications for two classes for the trademark "NS8" with the United States Patent and Trademark Office. On July 26, 2004, CanOnline filed two new applications for the trademarks "SECURITY PROTOCOL INTEGRATION" and "SECURE DIGITAL CONTENT DISTRIBUTION" with the United States Patent and Trademark Office.

During 2004, we also initiated applications, through CanOnline, to file the "NS8" trademark in Canada, China, the European Community and Japan, including:

- The application for registration of the "NS8" trademark filed, with the priority claim, in Canada on November 30, 2004;

- Separate applications filed in Classes 9 and 42, with priority claims, in China on November 29, 2004;

- The "NS8" trademark application filed in Classes 9 and 42, with the priority claim, in the European Community on December 1, 2004; and

- The "NS8" mark and logo filed as a composite mark in Classes 9 and 42 in Japan on December 1, 2004.

None of these applications have been granted, or rejected, at this time. We are currently pursuing the filing of other trademarks with the United States Patent and Trademark Office in relation to the development of its products and marketing initiatives.

     Competition

Our products and technologies are part of a highly competitive marketplace covering the end-to-end delivery system of content from the content owner to the consumer. Within this delivery system, we compete in four primary areas. Each area contains multiple competitors including well-established companies such as Microsoft Corporation, Sony Corporation and Motorola, Inc., as well as medium-sized and start-up companies.

- Content Aggregation. Content aggregators gather content from multiple producers or owners for further distribution to the market. Primary competitors in this area include TVN Entertainment Corporation and iN DEMAND L.L.C., who aggregate contact for existing VOD deployments. Starz Entertainment Group L.L.C. also offers aggregated programming obtained from major Hollywood studios. Other competitors include ViewNow, who partners with video server and streaming provider, Kasenna, Inc. The alliance between ViewNow and Kasenna, Inc. constitutes direct competition to us.

- Digital Rights Management ("DRM"). DRM allows a vendor to control and restrict use of digital content as specified by the vendor. Typically the content is a copyrighted work to which the vendor holds specific rights. Cable-based multiple service operators ("MSOs") have relied primarily on set-top boxes with integrated conditional access systems to control digital rights for their content-on-demand services. The leading providers of set-top boxes are Motorola, Inc. and Scientific-Atlanta, Inc. Other companies offering DRM technologies to control distribution of digital content on-demand include Microsoft Corporation, Sony Corporation, Nagravision S.A, NDS Group Plc., and Widevine Technologies, Inc.

- Video Server Systems. Seachange International, nCube Corporation (now a division of C-COR Incorporated) and Concurrent Computer Corporation are the three primary video server/video streaming software vendors providing equipment for most current VOD deployments. These competitors have focused mainly on the cable MSO sectors because it is where most current VOD deployments have occurred. Other competitors include Kasenna, Inc. and N2 Broadband, Inc. (recently acquired by Tandberg Television), which supply open-platform (hardware independent) software solutions for delivering and managing VOD.

- Middleware and Electronic Program Guides ("EPG"). Most of the established and larger video server companies offer accompanying delivery management, back-office, and usage reporting software as part of their end-to-end video delivery system package. nCube Corporation licenses its office support software to third parties. Other widely deployed middleware/EPG system vendors include Microsoft Corporation (TV Foundation), Myrio Corporation, Minerva Networks, Inc., OpenTV Corporation, NDS Group Plc. and GemStar-TV Guide International, Inc.

Some competitors specialize within one or two specific areas, while others partner with other complimentary specialists and offer a complete solution to MSOs. This market sector has attracted top level technology providers because DRM and server-based software is the cornerstone of delivering digital content on-demand.

     Recent  Developments

On February 10, 2005, we entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which we were granted an option to purchase 100% of all equity, membership and ownership interests in ezTel for $1,500,000. ezTel and its subsidiaries provide discount long-distance telephone services and wireless broadband Internet services. On July 30, 2002, ezTel and several of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. EzTel's bankruptcy proceeding is ongoing. The option to acquire ezTel was exercisable at our sole discretion, subject to confirmation of the Option Agreement by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order.

As consideration for the Option Agreement, we advanced a $200,000 term loan due August 1, 2005 to Long Distance Billing Services, Inc. ("LDBS"), a wholly-owned subsidiary of ezTel. If we had chosen to acquire ezTel, ezTel was to first repay to us the amount of the term loan to LDBS plus all accrued interest. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing. Accordingly, we will not be exercising our option to acquire ezTel pursuant to the Option Agreement. We cannot assure you that the term loan to LDBS will be repaid, however, we are pursuing appropriate legal avenues to recover the term loan to LDBS.

     Government  Regulation

The market for VOD and other Internet-related business solutions is evolving. We anticipate that certain countries will be establishing new regulatory bodies and policies that might have an impact on current telecommunication policies generally and possibly in the new industry sector where we intend to operate. As an example, the United States Congress enacted the Digital Millennium Copyright Act in 1998 addressing the impact of new digital technologies on the distribution of content and related copyright infringement issues. Since December 1992, the government of the United Kingdom has been working on a Video-On-Demand Code of Practice to ensure there is adequate protection for users through self-regulatory processes. Similar initiatives have been pursued in Honk Kong since 1996. It is possible that similar practices might be adopted in various countries where we might operate. It is not possible at this time to properly evaluate the likely impact of any such governmental initiatives. However, due to the high degree of flexibility and scalability of our technologies, we do not anticipate that we will experience major problems in adapting our technologies and business practices to future government or industry regulations.

     Research  and  Development

We expense all costs as incurred for research and development activities. For the years ended December 31, 2004 and 2003, the research and development costs were $1,079,824 and $1,382,000, respectively.

     Employees

As of May 17, 2005, we had 28 full-time employees, consisting of Operations, Marketing and Research and Development. We intend to hire additional personnel as the development of our business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on our business. Since there is intense competition for qualified personnel knowledgeable of our industry, we cannot assure you that we will be successful in retaining and recruiting needed personnel.

Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our employees.

                             DESCRIPTION OF PROPERTY

Our main office is located in Seattle, Washington in a 4,070 square foot facility at One Union Square, 600 University Street, Suite 1525. We lease this facility from a non-affiliated party for a base monthly rent of approximately $8,230. This lease expires on December 31, 2007. Our research and development activities and some administrative functions are located in Vancouver, British Columbia, Canada. We lease three facilities located at 1311 Howe Street ,Vancouver, British Columbia from a non-affiliated party, with an aggregate of approximately 5,805 square feet of leased space. We pay a base monthly rent of approximately $13,895 (Canadian), and our leases on these facilities expire on November 30, 2006. We do not own any real property.

We have obtained directors' and officers' liability insurance and intend to obtain property and general liability insurance, intellectual property rights insurance and other insurance coverage in amounts deemed adequate and affordable by management in the future. We cannot assure you that any future claims will not exceed applicable insurance coverage. Furthermore, we cannot assure you that liability insurance will be available at a reasonable cost or that we will be able to maintain adequate levels of liability insurance in the future.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

Rogoff & Co., P.C. was the independent certifying accountant for Delivery Now Corp. for the fiscal years ended September 30, 2002 and 2003. Our acquisition of CanOnline Global Media, Inc. on December 18, 2003 is required to be accounted for as a reverse acquisition, with CanOnline Global Media, Inc. being treated as the acquiring company. The fiscal year of CanOnline Global Media, Inc., which is for years ending December 31, became our fiscal year as of December 18, 2003.

On January 14, 2004, Rogoff & Co., P.C. declined to stand for reappointment as our certifying accountant. We subsequently engaged Singer Lewak Greenbaum & Goldstein, LLP, 10960 Wilshire Boulevard, Suite 1100, Los Angeles, CA 90024 as our certifying accountant for the fiscal year ending December 31, 2003. Singer Lewak Greenbaum & Goldstein, LLP had been the certifying accountant for CanOnline Global Media, Inc. prior to the merger with CanOnline Global Media, Inc. The appointment of Singer Lewak Greenbaum & Goldstein, LLP was approved by our board of directors.

The reports of Rogoff & Co., P.C. on Delivery Now Corp.'s financial statements for the fiscal years ended September 30, 2002 and 2003, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003 and during the subsequent interim period preceding its declination, there were no disagreements between us and Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Rogoff & Co., P.C. to make reference to the subject matter of the disagreement in connection with its reports.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003, and during the subsequent interim period preceding its dismissal, Rogoff & Co., P.C. did not advise us that:

- controls necessary for us to develop reliable financial statements did not exist;

- information had come to its attention that led it to no longer to be able to rely on our management's representations or made it unwilling to be associated with the financial statements prepared by management;

- there was a need to expand significantly the scope of its audit, or that information had come to its attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements.

Prior to engaging Singer Lewak Greenbaum & Goldstein, LLP, we did not consult with it regarding the application of accounting principles to a specific or completed transaction or the type of audit opinion that might be rendered on our financial statements.

                                   MANAGEMENT

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers. We do not currently have an audit committee and, as a result, no financial expert serving on an audit committee.

Our executive officers, directors and key employees, their positions and their ages at May 12, 2005 are as follows:

Executive Officers, Directors
and Key Employees              Age               Position
-----------------------------  ---  -----------------------------------
Anthony Alda                    36  Chairman of the Board of Directors,
                                    Chief Executive Officer, President and
                                    Chief Technology Architect

Leslie J. Ames                  55  Senior Vice President, Legal
                                    Affairs, Secretary and Director

Brent R. Bysouth                32  Chief Software Architect and
                                    Director

Ricardo Rosado                  37  Chief Financial Officer, Vice
                                    President of Product Management
                                    and Director

Melanie Thomson                 28  Chief Operating Officer

Michael W. Waage                57  Director

Executive  Officers  and  Directors

Pursuant to the terms of the Merger Agreement, effective on December 18, 2003, the directors and senior officers of CanOnline became our directors and senior officers.

Anthony J. Alda is one of the founding principals of CanOnline, CMC and NS8 Corporation. From 1999 to 2002, Mr. Alda acted as head of business and product development. Mr. Alda currently devotes his full-time as the Chairman, President and Chief Executive Officer of NS8 Corporation and Chief Technology Architect of CanOnline and CMC. He is the principal business and technology architect of the Reelindie Global Network (RGN) (2001 to June 2003); principal creator of Security Protocol Integration (SPI) (designed in March 2000 and completed in September 2003); co-architect of NS8 (Non-Resident Software) designed in July 2002 and completed in June 2003; Morpheus Video on Demand EPG systems (November
2002); the Kaozz Entertainment Distribution Network launched in November 2003; and is co-architect of the NS8-DDN (Digital Distribution Network) Server Management and IPTV Distribution System (2004). Prior to CanOnline and NS8 Corporation, Mr. Alda managed his own management consulting firm from 1994 to 1998, and provided services to U.S. companies in the areas of management buyouts, corporate restructuring, and start-up business management.

Leslie J. Ames has served as Corporate Secretary to NS8 Corporation and its wholly-owned subsidiaries, CanOnline and CMC, since our inception. In March 2000, he was appointed to the Board of Directors of CanOnline, and to the position of Senior Vice President, Legal Affairs, and since December 18, 2003, Mr. Ames has also held those positions in NS8 Corporation. In June 2002, he accepted his appointment as General Legal Counsel to the CanOnline group of companies. Mr. Ames graduated from the University of British Columbia with a Bachelor of Arts Degree (BA) in May 1971 and received a Bachelor of Law Degree
(LLB) from the University of British Columbia in May 1978. Mr. Ames was a partner of the Vancouver, B.C. law firm of Liddle, Burns & Ames, Barristers & Solicitors, from 1989 until 1995. In 1995, he established Leslie J. Ames Law Corporation and has served as its President since that date.

Brent Bysouth is a founding principal and Director of CanOnline, and since December 18, 2003, he has also been a Director of NS8 Corporation. Mr. Bysouth continues to serve as a Director and President of our wholly owned subsidiary CMC where all technology and product development is currently conducted. Mr. Bysouth currently oversees sensitive research and development of core integration applications being deployed on all our products. Mr. Bysouth is the principal developer, inventor and co-architect of several intellectual properties including AOCA (Automated Object Code Architecture), SPi Member Distribution Security process and the integrated (AS) converters (the database conversion-adaptation system underlying NS8). Mr. Bysouth has over 10 years of information technology, program-engineering and analytical business experience. During the past several years, Mr. Bysouth has participated in and managed programming contracts for large Canadian corporations such as the Loewen Group Inc. (1997-1999), GE Capital (1996-1998), and Chevron Canada Ltd. (1994-1995).
His expertise is primarily in the areas of object-oriented analysis, architecture and programming, specification management, development and test administration, and relational database design and implementation. Mr. Bysouth attended the University of British Columbia (Department of Geography) from 1990 to 1995.

Ricardo. Rosado has served as our Chief Financial Officer and Chief Operating Officer from November, 2003 to November 26, 2004. On November 26, 2004, Mr. Rosado resigned as Chief Operating Officer as part of our reorganization of our executive officers and assumed the role of Vice President of Product Management in addition to his responsibility as Chief Financial Officer. Mr. Rosado is a founding principal and Director of CanOnline and since December 18, 2003, he has also been a Director of NS8 Corporation. Mr. Rosado joined CMC as Head of Product Design in November 2000. Mr. Rosado has contributed to various of our intellectual property claims in the areas of virtual collaborative environments, graphic rendering and video filtering applications. In October 2002, Mr. Rosado accepted the position of Chief Compliance Officer of intellectual properties until November 2003, when he was named interim Chief Operating Officer and Chief Financial Officer of CanOnline. In November 2004, Mr. Rosado resigned as Chief Operating Officer so that he could contribute and dedicate more of his expertise in product architecture and development management. Mr. Rosado brings us over twelve years of multimedia, film and television production and direction; commercial broadcasting and management expertise. Prior to CanOnline, Mr. Rosado was one of the original founders of Videocomunicacion y Servicios SCP (Videocom's), a renowned multimedia production company in the southeast of Mexico, where he also performed as Director/Producer and Head of Multimedia Development. Mr. Rosado graduated in 1991 with a Bachelor of Arts in Communications Science from University of Mayab in his native Merida, Yucatan, Mexico. From 1994 to 1996, Mr. Rosado pursued graduate studies obtaining his Master's degree in Strategic Marketing from the University of Mayab/Anahuac. He is currently a Ph.D. Candidate in the part-time program at the University of British Columbia.

Melanie  Thomson  was  the  Director  of  Operations and Human Resources for NS8
Corporation and its subsidiaries CanOnline and CMC from March 2003 until her appointment as Chief Operating Officer. Ms. Thomson is responsible for operations management, human resources functions, inter-departmental communication and coordination, establishment and enforcement of corporate policies/procedures, and coordination of all SEC filings. From December 2002 to March 2003, Ms. Thomson held the position of Operations and Human Resources Manager. In that position, Ms. Thomson was responsible for the organization and management of administrative and human resources activities of NS8Corp and its subsidiaries. From August 2000 to January 2002, Ms. Thomson worked with Novus Telecom Group, Inc. located in British Columbia in the Legal and Human Resources Departments and was a contributor to the growth of Novus from start up to operational maturity. Ms. Thomson completed a Human Resource Management Certificate at the British Columbia Institute of Technology (BCIT) in 2002 and is currently enrolled at Simon Fraser University working toward a degree in Integrated Liberal and Business Studies.

Michael J. Waage joined CanOnline in October 1999 to contribute to the areas of management development, sales and strategic partnerships. On March 15, 2000, Mr. Waage was appointed to the Board of Directors of CanOnline and served in this capacity until January 10, 2005. On December 18, 2003, Mr. Waage was appointed as a Director of NS8 Corporation and continues to serve in this role. Since 1995, Mr. Waage has been the president of his own firm that provides consulting services in areas of mergers, acquisitions and turn-arounds and management consulting throughout the United States. He also served in a senior business development position of Advanced Technology Development for Honeywell from the period of 1987 to 1994. At Honeywell, he continued to provide service with respect to sensitive technology development for the department of defense and was awarded the Honeywell Top Performers Award in 1989. Prior to his business profession, Mr. Waage served in the United States Air Force as a Senior Command Instructor and Fighter Pilot for the Air National Guard. Mr. Waage retired from the Air Force in 1995, as a Lieutenant Colonel, and received the Distinguished Meritorious Service Award in 1991. He was awarded a Masters Certificate of Jet Flight Instruction and has been a member in good standing with the United States Chamber of Commerce, Association of Old Crows (Electronic Warfare), American Institute of Aeronautics and Astronautics and U.S. Air Force Reserve Officers Association (past President). He has also been a member of the Alumni board of Directors of Evangel University where he received a Bachelor of Science degree in Mathematics & Physics (1970). Mr. Waage also holds a Masters Degree
(equivalent) from the U.S. Air Force (Management, Leadership, and Aviation-Aeronautics) (1990).

Code  of  Ethics

On December 23, 2004, our Board of Directors adopted a Code of Ethics for all directors, officers and employees of our company.

Executive  Compensation

Summary  Compensation  Table

The following table sets forth certain information concerning the compensation paid to Anthony Alda, our current CEO, and the four other most highly compensated executive officers who earned at least $100,000 during the periods described below:

                                                                                        Long  Term  Compensation
                                                                                       -------------------------
                            Annual  Compensation                                         Awards        Payouts
                     ----------------------------------                                ------------  -----------
                                                                       Restricted     Securities
                                                       Other Annual      Stock       Underlying        LTIP     All other
Name &                   Year ended  Salary    Bonus    Compensation     Awards       Options/SARs     Payouts  Compensations
Principal Position       December 31,   ($)     ($)        ($)            ($)           (#)              ($)        ($)
Peter . . . . . . .          2004   153,241        -           -               -           300,000         -          -
Hogendoorn, . . . .          2003   191,964        -           -               -         1,000,000         -          -
President & CEO (1),(4)      2002      -           -           -               -               -           -          -


Anthony Alda, . . .          2004    256,562       -           -               -           370,000         -          -
Chairman of . . . .          2003    222,718       -           -               -         7,720,000(3)      -          -
the Board of. . . .          2002    154,958       -           -               -              -            -          -
Directors (1),(4)


Leslie J. Ames, . .          2004    209,186       -           -               -           400,000         -          -
Senior Vice . . . .          2003    200,413       -           -               -          1,250,000        -          -
President Legal . .          2002    102,500       -           -               -              -            -          -
Affairs and Secretary (4)


Brent Bysouth,. . .          2004    182,111       -           -               -           350,000         -          -
Chief Software. . .          2003    179,362       -           -               -          1,150,000(3)     -          -
Architect (2),(4) . .        2002    201,309       -           -               -                           -          -


Ricardo Rosado, . .          2004    173,022       -           -               -            350,000        -          -
Chief Financial . .          2003    168,643       -           -               -           1,050,000       -          -
Officer and Chief .          2002         -        -           -               -               -           -          -
Operations Officer.(4)


Thomas Routt                 2004    166,385              -           -              -    2,000,000             -     -
President and                2003       -                 -           -              -        -                 -     -
Co-Chief Architect           2002       -                 -           -              -        -                 -     -

Marc Strauch                 2004    104,167              -           -              -    1,500,000(5)          -     -
Chief Marketing              2003       -                 -           -              -        -                 -     -
Officer                      2002       -                 -           -              -        -                 -     -


(1) Mr. Hogendoorn served as the Company's President through January 2004 and as CEO through June 2004. Mr. Alda was appointed CEO on July 15, 2004.
(2) Includes amounts paid to Mr. Bysouth's wholly owned company, Phoenix Management Consulting Group, Inc.

(3) Phoenix Management Consulting Group, Inc., a British Columbia corporation ("Phoenix") holds options to purchase 1,750,000 of our shares. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.
(4) Annual salary figures include wages accrued but not paid under management agreements.
(5) These options were forfeited voluntarily by Mr. Strauch upon his resignation on February 18, 2005 and replaced with 525,000 options to purchase our shares

Stock  Option  Plans

2001  Stock  Option  Plan

We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

2004  Stock  Option  Plan

We adopted our 2004 stock option plan on February 4, 2004. The Plan provides for the grant of "nonstatutory stock options." The total number of shares of common stock reserved for issuance under the plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. We have granted the following options to acquire shares to certain employees pursuant to the Plan as of May 12, 2005:

-     250,000  shares  at  an  exercise  price  of  $1.25  per  share
-     55,000  shares  at  an  exercise  price  of  $1.55  per  share
-     2,000,000  shares  at  an  exercise  price  of  $1.33  per  share
-     27,500  shares  at  an  exercise  price  of  $1.05  per  share
-     25,000  shares  at  an  exercise  price  of  $0.85  per  share
-     55,000  shares  at  an  exercise  price  of  $0.96  per  share
-     22,000  shares  at  an  exercise  price  of  $1.01  per  share
-     29,412  shares  at  an  exercise  price  of  $1.36  per  share
-     50,000  shares  at  an  exercise  price  of  $0.62  per  share
-     3,855,000  shares  at  an  exercise  price  of  $0.64  per  share
-     35,000  shares  at  an  exercise  price  of  $0.65  per  share
-     5,000  shares  at  an  exercise  price  of  $0.68  per  share
-     97,500  shares  at  an  exercise  price  of  $0.20  per  share
-     525,000  shares  at  an  exercise  price  of  $0.22  per  share
-     1,230,375  shares  at  an  exercise  price  of  $0.07  per  share
-     50,000  shares  at  an  exercise  price  of  $0.18  per  share

Option  Grants  In  Last  Fiscal  Year

The following table sets forth information concerning stock options granted to each of the executives named in the summary compensation table during the fiscal year ending December 31, 2004:


                                      % of Total No. of
                  Number of Shares   Options Granted to    Exercise
                     Underlying       Employees During      Price
Name               Options Granted       Fiscal Year      Per Share   Expiration Date
Peter Hogendoorn           300,000                  3.6%  $     0.64  Dec. 15, 2009
Anthony Alda               370,000(1)               4.4%  $     0.64  Dec. 15, 2009
Leslie J. Ames             400,000                  4.8%  $     0.64  Dec. 15, 2009
Brent Bysouth              350,000(1)               4.2%  $     0.64  Dec. 15, 2009
Ricardo Rosado             350,000                  4.2%  $     0.64  Dec. 15, 2009

(1) Phoenix Management Consulting Group, Inc., a British Columbia corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Options  Exercised  In  Last  Fiscal  Year  And  Fiscal  Year-End  Option Values

                     Options Exercised         Total Number
                    During Fiscal Year       Of Options Held       Value of Options
                   End December 31, 2004  as at Fiscal Year End   At Fiscal Year End
                                            December 31, 2004      December 31, 2004
Peter Hogendoorn                       0             1,3000,000   $           598,000
Anthony Alda (2)                       0              8,090,000             3,721,400
Leslie J. Ames                         0              1,650,000(2)            759,000
Brent Bysouth (2)                      0              1,500,000(3)            690,000
Ricardo Rosado                         0              1,400,000               644,000

-------------------
(1) Based on the December 31, 2004, closing price for our common stock of $0.46 per share.
(2) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Director  Compensation  and  Committees.

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We  do  not  have  an  audit  committee.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

Executive  Compensation  Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives' compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

Employment  Agreements  with  Executive  Officers

NS8Corp has executed employment agreements with its top five executive officers. Below is a summary of the major terms of these employment agreements.

Anthony J. Alda, Co-Chief Architect, Chairman of the Board of Directors, President and CEO, signed an employment agreement with NS8Corp on May 24, 2002. The Agreement does not have a termination date. The major terms are as follows: base salary $150,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $450,000.

Brent Richard Bysouth, Chief Software Architect and Director, signed an employment agreement with Canonline Media Corp. on December 1, 2004. The Agreement does not have a termination date. The major terms are as follows: base salary $105,000 CAD per year; monthly car allowance and expense of approximately $700 CAD; monthly personal expense account of $3,000 CAD; annual vacation allotment of 20 days; and a termination without cause severance payment of 5 weeks salary, which would currently be $10,096.15. This Agreement replaced the agreement Mr. Bysouth previously had with NS8 Corp.

Leslie J. Ames, Senior Vice President, Legal Affairs, Secretary and Director, signed an employment agreement with Canonline Media Corp. on November 1, 2004. The Agreement does not have a termination date. The major terms are as follows: base salary $125,000 CAD per year; monthly car allowance and expense of approximately $700 CAD; monthly personal expense account of $3,000 CAD; annual vacation allotment of 20 days; and a termination without cause severance payment of 5 weeks of salary, which would currently be $12,019.25 CAD. This Agreement replaced the agreement Mr. Ames previously had with NS8 Corp.

Ricardo Rosado, Chief Financial Officer, Chief Operating Officer and Director, signed an employment agreement with CanOnline Media Corp on December 1, 2004. The Agreement does not have a termination date. The major terms are as follows: base salary $95,000 per year; monthly car allowance and expense of approximately $700; monthly personal expense account of $2,000; annual vacation travel allotment of 20 days, and a termination without cause severance payment of 5 weeks of salary, which would currently be $8,653.85. This Agreement replaced the agreement Mr. Rosado previously had with NS8 Corp.

Peter Hogendoorn, our former CEO and President, signed an employment agreement with NS8Corp on January 15, 2003. In June 2004, the employment agreement was terminated and Mr. Hogendoorn became our consultant. For his consulting services, Mr. Hogendoorn receives $7,000 Canadian per month and reimbursement of business related expenses.

Dr. Thomas Routt resigned as Chief Scientist of NS8 Corporation effective January 21, 2005. As a consequence of Dr. Routt's resignation, his basic salary was paid until February 28, 2005 for a total of $22,500, and benefit coverage was provided until March 31, 2005. Dr. Routt retained his 2,000,000 stock options for the full term as specified in his Stock Option Agreement.

Michael Waage resigned as Senior Vice President, Global Sales and Marketing of NS8 Corporation effective January 10, 2005. As a consequence of Mr. Waage's resignation, his basic salary was paid up until March 15, 2005 for a total of $16,250, and benefit coverage was provided until March 31, 2005. In addition, Mr. Waage received options to purchase 97,500 shares of our common stock at an exercise price of $0.20 for a period of five years.

Marc Strauch resigned as Chief Marketing Executive of NS8 Corporation effective February 18, 2005. As a consequence of Mr. Strauch's resignation, the company agreed to pay one month of severance totaling $10,416.66 and continuation of employee benefits until March 31, 2005. In addition, Mr. Strauch voluntarily forfeited 1,500,000 stock options previously granted to him and in return was granted options to purchase 525,000 shares of our common stock at an exercise price of $0.22 for a period of five years.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us nor of any proceeding that a government agency is contemplating initiating against us. We anticipate that we might be involved in certain Bankruptcy Court proceedings in connection with the $200,000 term loan that we advanced to LDBS. That loan is secured by a Security Agreement charging substantially all of the assets of LDBS. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing.

                             PRINCIPAL STOCKHOLDERS

The following table presents information known to us, as of May 12, 2005, relating to the beneficial ownership of common stock by:

     each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;

     each  of  our  named  executive  officers, directors and key employees; and

     our  directors  and  executive  officers  as  a  group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is care of CMC, 200-1311 Howe Street, Vancouver, British Columbia, Canada V6Z 2P3.

Percentage ownership in the following table is based on 107,523,931 shares of common stock outstanding as of May 12, 2005. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from May 12, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

                                           OPTIONS
                               BASIC        VESTED       OPTIONS                 PERCENT
NAME                        OUTSTANDING  (UNEXERCISED)  (UNVESTED)    TOTAL      OF CLASS

Brent Richard Bysouth (1).   11,903,105      1,150,000    350,000   13,403,105      12.46%

Anthony J. Alda (2). . . .    9,748,300      7,720,000    370,000   17,838,300      16.59%

Martin L. Calvert(3) **. .    4,360,000      2,016,702    375,000    6,751,702       6.27%

Peter Hogendoorn(4). . . .    8,707,143      1,000,000    300,000   10,007,143       9.33%

Leslie J. Ames (5) . . . .    3,060,000      1,250,000    400,000    4,710,000       4.38%

Thomas Routt** . . . . . .                   2,000,000               2,000,000       1.86%

Ricardo Rosado . . . . . .    2,545,667      1,050,000    350,000    3,945,667       3.67%

Michael Waage. . . . . . .    1,350,000        700,000    147,500    2,197,500       2.04%

Marc Strauch*** . . . . . .                    525,000                 525,000          *

Melanie Thomson. . . . . .      425,000                   380,000      805,000          *

David Aisenstat. . . . . .    5,814,286                              5,814,286       5.41%

Total of all Executive . .
Officers and Directors as
a Group (6 persons)          29,032,072     11,870,000    1,997,500  42,899,572     39.89%

*  Less  than  1%.
** Address: 711 Driftwood Place, Edmonds, Washington, 98020-2663 *** Address: 20430 NE 108th Street, Redmond, Washington, 98053

(1) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") owns 8,279,125 shares, and options to purchase 1,750,000 shares, of Registrant. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised, currently Mr. Alda has voting control over 6,623,300 Registrant shares held by Phoenix, which is 80% of the 8,279,125 Registrant shares held by Phoenix. Additionally, Mr. Alda has an option to purchase 1,400,000 options held by Phoenix to purchase 1,750,000 shares of Registrant's shares, which is 80% of the options held by Phoenix. Mr. Bysouth has voting control over 1,655,825 Registrant shares held by Phoenix, which is 20% of the 8,279,125 Registrant shares held by Phoenix. Mr. Bysouth also owns 10,247,280 shares of Registrant directly.

(2) In addition to having voting control over 6,623,300 shares held by Phoenix, and the option to purchase 1,400,000 options held by Phoenix, Anthony
J. Alda also has voting control over the following shares: 850,000 shares held by Anthony J. Alda in Trust for Brittany Billingsley; 525,000 shares held by Pat & Lutz Alda; 175,000 shares held by Tamara Billingsley; and 450,000 shares held by Euro Partners, Ltd. Mr. Alda also owns 1,125,000 shares of the company directly.

(3) This includes the following shares held by the three minor children of Martin Calvert, which Martin Calvert has voting control over: 20,000 shares held by Spencer Calvert; 20,000 shares held by Callahan Calvert; and 20,000 shares held by Christina Calvert.

(4) This includes the following shares held by the two minor children of Peter Hogendoorn, which Peter Hogendoorn has voting control over: 100,000 shares held by Molly Hogendoorn; 100,000 shares held by Thea Hogendoorn; and 500,000 shares held by Barbara Hogendoorn, Mr. Hogendoorn's wife.

(5)  This  includes  2,760,000  shares  held  by Leslie J. Ames Law Corporation.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We adopted our 2001 Stock Option Plan on June 29, 2001 authorizing 5,000,000 shares under the plan. We have not issued any options or rights under this plan.

We adopted our 2004 Stock Option Plan in February 2004, authorizing 30,000,000 shares under the plan. During 2004, we issued 8,289,412 options to purchase common shares under the plan to certain of our employees and consultants. None of these options have been exercised and 1,036,500 have been cancelled as a result of employment terminations. The balance of the options outstanding as of December 31, 2004 is 23,176,114.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

                                                                           NUMBER OF
                                                                          SECURITIES
                                                                           REMAINING
                                      NUMBER OF                          AVAILABLE FOR
                                    SECURITIES TO       WEIGHTED-       FUTURE ISSUANCE
                                    BE ISSUED UPON       AVERAGE         UNDER EQUITY
                                     EXERCISE OF      EXERCISE PRICE     COMPENSATION
                                     OUTSTANDING      OF OUTSTANDING   PLANS (EXCLUDING
                                       OPTIONS,          OPTIONS,         SECURITIES
                                     WARRANTS AND      WARRANTS AND      REFLECTED IN
                                        RIGHTS            RIGHTS          COLUMN (A))
                                         (A)               (B)                (C)
Equity compensation plans
 approved by security holders (1)
                                         23,176,114  $          0.377         11,823,886
Equity compensation plans not
approved by security holders
  NONE                             $              -                 0                  -

TOTAL                                    23,176,114  $          0.377         11,823,886

(1)  Includes  our  2001  Stock  Option  Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions  with  David  Aisenstat

David Aisenstat loaned CanOnline $100,000 on April 30, 2003, and $100,000 on May 27, 2003. Each loan is subject to 8% interest, and due on demand. On October 29, 2003, Mr. Aisenstat demanded repayment of $50,000. In Mr. Aisenstat's demand for repayment he agreed to accept 100,000 common shares of CanOnline for the principle amount of $50,000. Mr. Aisenstat's election to convert the debt to shares was agreed to and accepted by the Board of Directors of CanOnline. The balance of the two loans outstanding is $150,000 plus accrued interest. On December 20, 2004, we repaid the loans plus accrued interest. The total amount repaid was $171,106.85.

     Transaction  with  Martin  Calvert

On May 13, 2004, Martin Calvert, then a director of ours, loaned us $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert in amount of $95,333.15. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price of $0.61 per share. The warrants remain unexercised.

On August 12, 2004, Martin Calvert, then a director of ours, loaned us $100,000. The loan is due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we will issue to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004 which amounted to $27,108.21. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"). In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, NS8Corp had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                               STOCKHOLDER MATTERS

Our common stock began trading on the NASD Over-the Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. On December 22, 2003, our symbol changed to "NSEO" in connection with our name change from Delivery Now Corp. to NS8 Corporation. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year Ending December 31, 2003  High Bid    Low Bid
First quarter                  $     .05  $    .05
Second quarter                 $     .10  $    .05
Third quarter                  $     .10  $    .10
Fourth quarter                 $    1.70  $    .10

Year Ending December 31, 2004  High Bid    Low Bid
First quarter                  $    1.70  $   1.04
Second quarter                 $    1.38  $    .97
Third quarter                  $    1.10  $    .83
Fourth quarter                 $    1.14  $    .46

Year Ending December 31, 2005  High Bid    Low Bid
First Quarter                  $    0.46  $   0.09
Second Quarter (as of May 10)  $    0.38  $   0.07

Holders

On May 12, 2005, the closing price for our common stock was $0.22. As at May 12, 2005, there were 131 shareholders of record holding NS8Corp stock and 21 holders of record holding unconverted Canonline stock.

Options  and  Warrants

There are a total 32,260,490 outstanding options and warrants to purchase our common equity as of May 12, 2005.

Equity  Compensation  Plans

On June 29, 2001, we adopted the 2001 Stock Option Plan. On February 4, 2004, we adopted the 2004 NS8 Corporation Employee Stock Option Plan. We do not have any other equity compensation plans as of the date of this report.

Shares  Eligible  for  Future  Sales

We have issued 107,523,931 shares of our common stock. Of these shares, 35,982,569 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Non-affiliates currently hold 39,969,290 shares of our restricted common stock and affiliates hold 31,572,072 shares of our restricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, we have issued, or will issue, the Secured Debenture convertible into an estimated 8,680,556 shares of common stock.

Dividends

As of the date of this report, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock. In addition, the debentures we issued to Cornell Capital Partners prohibit the payment of dividends on our common stock without the prior written consent of the secured party to those debentures.

                            DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation was amended in June 2005 to increase our authorized capitalization to 505,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of May 12, 2005, there were 107,532,931 outstanding shares of common stock of NS8 Corporation and 7,225,722 shares of unconverted CGMI stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, please refer to our Articles of Incorporation and By-Laws and the Delaware statutes.

Common  Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by our Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. As a result, the payment of dividends on the common stock is unlikely in the foreseeable future.

Preferred  Stock

We are authorized to issue 5,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by our Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Limitation  of  Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, as a result, unenforceable.

Authorized  and  Unissued  Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price. The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004, and its telephone number is (212) 845-3212.

                                  LEGAL MATTERS

Gottbetter & Partners, LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby. Partners of Gottbetter & Partners, LLP, beneficially own 2,504,782 shares of our common stock, including 2,379,782 shares issuable upon the exercise of common stock purchase warrants.

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we were subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

                              FINANCIAL STATEMENTS

                                                                      Page

INDEPENDENT  AUDITOR'S  REPORT                                        F-2

CONSOLIDATED  FINANCIAL  STATEMENTS

Consolidated Balance Sheet for the year ended
December 31 2004                                                      F-3

Consolidated Statements of Operations for the years
ended December 31, 2004 and 2003 and for the period
ended June 18, 1999 (Inception) to  December 31,  2004                F-4

Consolidated Statements of Comprehensive Loss for the
years Ended December 31, 2004 and 2003 and for the period
ended June 18, 1999 (Inception) to  December 31,  2004                F-5

Consolidated  Statements  of  Shareholders' Equity (Deficit)          F-6
for the years Ended December 31, 2004 and 2003 and for the
period ended June 18, 1999 (Inception) to  December  31,  2004      F-6 - F-7

Consolidated  Statements  of  Cash  Flows for the
years Ended December 31, 2004 and 2003 and for the period
ended June 18, 1999 (Inception) to  December  31,  2004             F-8 - F-9

Notes  to  Consolidated  Financial  Statements (audited)           F-10 - F-31

Consolidated Balance Sheets as of March 31, 2005 (unaudited)
and, December 31, 2004 (audited)                                      F-32

Consolidated Statements of Operations for the three months
ended March 31, 2005 and March 31, 2004 (unaudited)
and for the period ended June 18, 1999 (Inception)
to  March  31,  2005                                                  F-33

Consolidated Statements of Comprehensive Income (Loss) for
the three months ended March 31, 2005 and March 31, 2004
(unaudited) and for the period ended June 18, 1999 (Inception)
to  March  31,  2005                                                  F-34

Consolidated Statements of Cash Flows for the three months
ended March 31, 2005 and March 31, 2004 (unaudited)
and for the period ended June 18, 1999 (Inception)
to  March  31,  2005                                               F-35 - F-37

Notes to Consolidated Financial Statements (unaudited)             F-38 - F-49

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To  the  Board  of  Directors
NS8  Corporation


We have audited the consolidated balance sheet of NS8 Corporation and subsidiaries (a developmental stage company) as of December 31, 2004, and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2004, and the period from June 18, 1999 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NS8 Corporation and subsidiaries (a developmental stage company) as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, and the period from June 18, 1999 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
March  31,  2005

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                               December 31, 2004
--------------------------------------------------------------------------------

                                 ASSETS
Current assets
  Cash and cash equivalents                               $  1,562,040
  Prepaid, consulting services                               3,098,622
  Prepaid, other                                                85,804
                                                          -------------

    Total current assets                                     4,746,466

Property and equipment, net                                    174,395
                                                          -------------

        Total assets                                      $  4,920,861
                                                          =============

                  LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses                   $    351,132
  Accrued payroll and related expenses                       1,695,020
  Current portion of capital lease obligations                   7,550
  Notes payable                                                325,000
  Notes payable - shareholders, net of debt discount
    of $9,894                                                3,790,106
                                                          -------------

    Total current liabilities                                6,168,808

Capital lease obligations, net of current portion                5,155

Convertible debentures, net of debt discount of $339,284     1,160,716
                                                          -------------

      Total liabilities                                      7,334,679
                                                          -------------

Commitments and contingencies

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                                 -
  Common stock, $0.0001 par value
    200,000,000 shares authorized
    86,310,975 shares issued and outstanding                     8,631
  Additional paid-in capital                                12,878,821
  Deferred compensation                                              -
  Accumulated other comprehensive loss                         (44,261)
  Deficit accumulated in the development stage             (15,257,009)
                                                          -------------

      Total shareholders' deficit                           (2,413,818)
                                                          -------------

        Total liabilities and shareholders' deficit       $  4,920,861
                                                          =============

   The accompanying notes are an integral part of these financial statements.


                                                                   NS8 CORPORATION
                                                     (A DEVELOPMENT STAGE COMPANY)
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                    For the Years Ended December 31, 2004 and 2003
                                                                               and
                                     for the Period from June 18, 1999 (Inception)
                                                              to December 31, 2004
----------------------------------------------------------------------------------

                                                                        For the
                                                                      Period from
                                                                        June 18,
                                             For the Year Ended          1999
                                                 December 31,        (Inception) to
                                     ------------------------------   December 31,
                                           2004            2003          2004
                                     ----------------  ------------  -------------
Operating expenses
  Research and development           $     1,079,824   $ 1,382,000   $  2,678,896
  General and administrative               8,323,294     2,518,058     12,210,274
                                     ----------------  ------------  -------------

    Total operating expenses               9,403,118     3,900,058     14,889,170
                                     ----------------  ------------  -------------

Loss from operations                      (9,403,118)   (3,900,058)   (14,889,170)
                                     ----------------  ------------  -------------

Other (expense) income
  Other (expense) income                     (19,733)       27,594         56,189
  Interest expense                          (359,069)      (52,930)      (424,028)
                                     ----------------  ------------  -------------

    Total other expense                     (378,802)      (25,336)      (367,839)
                                     ----------------  ------------  -------------

Net loss                             $    (9,781,920)  $(3,925,394)  $(15,257,009)
                                     ================  ============  =============

Basic and diluted loss per share     $         (0.11)  $     (0.07)
                                     ================  ============

Weighted-average shares outstanding       88,208,761    58,900,389
                                     ================  ============

   The accompanying notes are an integral part of these financial statements.


                                                                  NS8 CORPORATION
                                                    (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   For the Years Ended December 31, 2004 and 2003
                                                                              and
                                    for the Period from June 18, 1999 (Inception)
                                                             to December 31, 2004
----------------------------------------------------------------------------------


                                                                       For the
                                                                     Period from
                                                                       June 18,
                                            For the Year Ended          1999
                                                December 31,        (Inception) to
                                    ------------------------------   December 31,
                                          2004            2003          2004
                                    ----------------  ------------  -------------
Net loss                            $    (9,781,920)  $(3,925,394)  $(15,257,009)

Other comprehensive loss
  Foreign currency exchange losses           (9,001)      (37,934)       (44,261)
                                    ----------------  ------------  -------------

Comprehensive loss                  $    (9,790,921)  $(3,963,328)  $(15,301,270)
                                    ================  ============  =============

   The accompanying notes are an integral part of these financial statements.


                                                                                                                   NS8 CORPORATION
                                                                                                     (A DEVELOPMENT STAGE COMPANY)
                                                                         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                For the Period from June 18, 1999 (inception) to December 31, 2004
----------------------------------------------------------------------------------------------------------------------------------


                                                                                        Accumulated       Deficit
                                                                                           Other        Accumulated
                                                         Additional                    Comprehensive      in the
                               Common        Stock        Paid-In        Deferred         Income        Development
                             -----------  ------------  ------------
                               Shares        Amount       Capital      Compensation       (Loss)           Stage         Total
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------
Balance, June 18, 1999                -   $         -   $         -   $           -   $            -   $          -   $         -
                             (inception)
Issuance of shares for cash   4,130,000           413         5,203                                                         5,616
Conversion of debt to
  common stock               29,281,406         2,928        36,885                                                        39,813
Net loss                                                                                                    (31,905)      (31,905)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 1999                     33,411,406         3,341        42,088               -                -        (31,905)       13,524
Exercise of stock options     2,000,000           200          (200)              -
Options granted
  for services                                                3,400                                                         3,400
Issuance of shares for
  services                       20,000             2         1,018                                                         1,020
Issuance of shares for cash   3,239,112           324       283,815                                                       284,139
Issuance of shares for                -
  offering costs                150,000            15        22,485                                                        22,500
Offering costs                  (33,242)                                                                                  (33,242)
Foreign exchange
  translation                                                                                   (681)                        (681)
Net loss                                                                                                   (232,829)     (232,829)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2000                     38,820,518   $     3,882   $   319,364   $           -   $         (681)  $   (264,734)  $    57,831
Conversion of debt to
  common stock                   35,667             4         5,346                                                         5,350
Exercise of options             450,000            45           (45)                                                            -
Issuance of shares for
  service                        50,000             5           195                                                           200
Buy-back of shares           (1,025,000)         (103)       (2,559)                                                       (2,662)
Foreign exchange
  translation                                                                                  5,873                        5,873
Net loss                                                                                                   (391,930)     (391,930)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2001                     38,331,185   $     3,833   $   322,301   $           -   $        5,192   $   (656,664)  $  (325,338)
Conversion of debt to
  common stock                7,923,448           793       151,507                                                       152,300
Issuance of shares for
  employee compensation       2,310,000           231        80,619         (56,000)                                       24,850
Cancellation of shares       (1,000,000)         (100)          100                                                             -
Foreign exchange
  translation                                                                                 (2,518)                      (2,518)
Net loss                                                                                                   (893,031)     (893,031)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2002                     47,564,633   $     4,757   $   554,527   $     (56,000)  $        2,674   $ (1,549,695)  $(1,043,737)
Conversion of debt           12,385,714         1,239       684,782                                                       686,021
Issuance of shares for cash   4,833,334           483     2,444,517                                                     2,445,000
Issuance of shares for                -
  employee compensation       3,720,000           372       947,933          56,000                                     1,004,305
Issuance of shares for
  services                      500,000            50        17,450                                                        17,500
Issuance of shares to
  pre-reverse
  merger shareholders        15,250,000         1,525        (1,525)                                                            -
Foreign exchange
  translation                                                                                (37,934)                     (37,934)
Net loss                                                                                                 (3,925,394)   (3,925,394)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2003                     84,253,681   $     8,426   $ 4,647,684   $           -   $      (35,260)  $ (5,475,089)  $  (854,239)
Issuance of shares for cash     597,544            60       399,940                                                       400,000
Issuance of shares for
  employee compensation               -                           -                                                             -
Issuance of shares for
  services                      525,170            52       546,947                                                       546,999
Issuance of shares for
  offering costs                934,580            93           (93)                                                            -
Offering costs                                              (21,000)                                                      (21,000)
Debt discount for valuation
  of warrants issued with
  notes payable                                             126,857                                                       126,857
Beneficial conversion
  feature on convertible
  notes payable                       -                     428,571                                                       428,571
Warrants issued for
  Services rendered                   -                   5,724,021                                                     5,724,021
Compensation charge for
  warrants issued "in the
  money" to non-employees             -                      20,000                                                        20,000
Options issued for
  services rendered                   -                     896,000                                                       896,000
Compensation charge for
  stock options issued "in
  the money" to employees             -                     110,100                                                       110,100
Foreign exchange
  translation                                                  (206)                          (9,001)                      (9,207)
Net loss                              -             -             -               -                -     (9,781,920)   (9,781,920)
                             -----------  ------------  ------------  --------------  ---------------  -------------  ------------

Balance, December
31, 2004                     86,310,975   $     8,631   $12,878,821   $           -   $      (44,261)  $(15,257,009)  $(2,413,818)
                             ===========  ============  ============  ==============  ===============  =============  ============

   The accompanying notes are an integral part of these financial statements.


                                                                           NS8 CORPORATION
                                                             (A DEVELOPMENT STAGE COMPANY)
                                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 For the Years Ended December 31, 2004 and
                                                                                  2003 and
                                             for the Period from June 18, 1999 (Inception)
                                                                      to December 31, 2004
------------------------------------------------------------------------------------------

                                                                                For the
                                                                              Period from
                                                                               June 18,
                                                   For the Year Ended            1999
                                                       December 31,          (Inception) to
                                             ------------------------------    December 31,
                                                 2004            2003            2004
                                             ------------  ----------------  -------------
Cash flows from operating activities
  Net loss                                   $(9,781,920)  $    (3,925,394)  $(15,257,009)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization               51,183            26,343         95,394
      Compensation charge for
        in-the-money stock options               110,100                          110,100
      Compensation charge for
        in-the-money warrants                     20,000                           20,000
      Accretion of warrants issued as
        a debt discount                          117,138                          117,138
      Accretion of interest issued as
        a debenture discount                      89,287                           89,287
      Issuance of stock for services             547,000            17,500        565,720
      Issuance of stock for compensation               -         1,004,305      1,029,155
      Issuance of warrants for compensation    5,724,021                        5,724,021
      Options granted for services               896,000                 -        899,400
      (Increase) decrease in
        Accounts receivable                            -                 -              -
        Prepaid expenses and other
          current assets                      (3,143,801)          (62,686)    (3,217,658)
      Increase (decrease) in
        Accounts payable and accrued
          expenses                               206,087             8,820        382,153
        Accrued payroll                          476,304           611,366      1,728,252
                                             ------------  ----------------  -------------

Net cash used in operating activities         (4,688,601)       (2,319,746)    (7,714,047)
                                             ------------  ----------------  -------------

Cash flows from investing activities
  Purchase of property and equipment            (116,691)          (90,760)      (220,768)
                                             ------------  ----------------  -------------

Net cash used in investing activities           (116,691)          (90,760)      (220,768)
                                             ------------  ----------------  -------------

Cash flows from financing activities
  Payments on notes payable                  $         -   $        (1,967)  $          -
  Proceeds from notes payable                          -                 -              -
  Proceeds from convertible debentures         1,500,000           600,000      2,100,000
  Proceeds from issuance of common
    stock                                        400,000         2,445,000      3,157,254
  Proceeds from loans from officers/
    shareholders                               4,145,000           400,000      5,017,650
  Payments on loans from officers/
    shareholders                                (495,000)          (70,361)      (565,361)
  Proceeds from short term loans                 100,000           225,000        325,000
  Payments for redemption of shares                    -                 -         (2,662)
  Offering costs                                 (21,000)                -        (54,242)
  Payments on convertible debentures                   -          (400,000)      (400,000)
  Payments on capital lease obligations           (4,880)          (24,573)       (32,075)
                                             ------------  ----------------  -------------

Net cash provided by financing activities      5,624,120         3,173,099      9,545,564
                                             ------------  ----------------  -------------

Effect of exchange rate changes
  on cash                                        (13,449)          (37,934)       (48,709)
                                             ------------  ----------------  -------------

Net increase in cash and cash
  equivalents                                    805,379           724,659      1,562,040

Cash and cash equivalents,
  beginning of period                            756,661            32,002              -
                                             ------------  ----------------  -------------

Cash and cash equivalents,
  end of period                              $ 1,562,040   $       756,661   $  1,562,040
                                             ============  ================  =============
Supplemental disclosures of
  cash flow information

  Interest paid                              $    92,422   $         6,849   $    118,043
                                             ============  ================  =============

   The accompanying notes are an integral part of these financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                             For the Years Ended December 31, 2004 and 2003, and
              for the Period from June 18, 2000 (Inception) to December 31, 2004
--------------------------------------------------------------------------------


Supplemental schedule of non-cash investing and financing activities During the year ended December 31, 2004, the Company completed the following:

- The Company issued 525,170 shares of common stock for services rendered valued at $546,999.
- The Company issued 934,580 shares of its common stock as offering costs pursuant to a Standby Equity Distribution Agreement.
- The Company recorded a debt discount in the amount of $126,857 for the valuation of warrants issued with notes payable.
- The Company issued 7,439,504 warrants for services rendered valued at $5,724,021.
- The Company issued 1,700,000 stock options for services rendered valued at $896,000.
- The Company recorded a beneficial conversion feature on convertible notes payable of $428,571.
- The Company recorded compensation of $20,000 for warrants issued "in the money" to non-employees.
- The Company recorded a compensation charge of $110,100 for stock options issued "in the money" to employees.

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2004, the Company incurred a net loss of $9,781,920 and had negative cash flows from operations of $4,688,601. In addition, the Company had an accumulated deficit of $15,257,009 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2005 by issuing debt and equity securities and by the continued development of its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Loss
-------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

Cash  and  Cash  Equivalents
----------------------------
For the purpose of the statements of cash flows, the Company consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property  and  Equipment
------------------------
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, and accrued payroll. The fair value of these financial instruments are representative of their carrying amounts due to their short maturities.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Advertising  Costs
------------------
The company expenses advertising costs as incurred. For the years ended December 31, 2004 and 2003, advertising costs were $181,099, and $103,427 respectively.

Software  Development  Costs
----------------------------
Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we capitalize internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, we evaluate on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off. At December 31, 2004, all costs incurred to internally development our software had been expensed.

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

-------------------------
If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003:


                                                        2004           2003
                                                    -------------  ------------
  Net loss
    As reported                                     $ (9,781,920)  $(3,925,394)
    Add stock based employee compensation
      expense included in net income, net of tax                             -
    Deduct total stock based employee compensation
      expense determined under fair value method
      for all awards, net of tax                      (1,697,040)     (446,601)
                                                    -------------  ------------

        Pro forma                                   $(11,478,960)  $(4,371,995)
                                                    =============  ============

                                                            2004          2003
                                                    -------------  ------------
  Loss per common share
    Basic - as reported                             $      (0.11)  $     (0.07)
    Basic - pro forma                               $      (0.13)  $     (0.07)
    Diluted - as reported                           $      (0.11)  $     (0.07)
    Diluted  pro forma                              $      (0.13)  $     (0.07)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.15%; and expected life of five years. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $1.273, and the weighted-average exercise price was $1.273. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is less than the market price on the grant date was $1.37, and the weighted-average exercise price was $1.321. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is greater than the market price on the grant date was $1.311, and the weighted-average exercise price was $1.479.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive.


                                2004        2003
                             ----------  ----------
  Options outstanding under
    the Company's stock
    option plans             23,176,114  14,886,702
  Warrants                    9,112,001           -

Research  and  Development
--------------------------
Research  and  Development  costs  are  charged  to  operations  as  incurred.

Income  Taxes
-------------
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations  of  Credit  Risk
--------------------------------
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Impact  of  Recent  Accounting  Pronouncements
----------------------------------------------

In November 2004, the FASB issued SFAS No. 151,"Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4,"Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges" This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152,"Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2,"Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66,"Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29,"Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occuring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment". SFAS 123(R) amends SFAS No. 123,"Accounting for Stock-Based Compensation", and APB Opinion 25,"Accounting for Stock Issued to Employees." SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective for the Company as of the first interim period or fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.


NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  December  31,  2004  consisted  of  the following:

     Computer  equipment  and  software               $     155,797
     Furniture  and  equipment                               79,655
     Vehicles                                                27,113
     Leasehold  improvements                                  8,958
                                                      -------------
                                                            271,523
     Less accumulated depreciation and amortization          97,128
                                                      -------------

          Total                                       $     174,395
                                                      =============

Depreciation and amortization expense was $50,327, $26,343, and $94,538 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  5  -  NOTES  PAYABLE

Amounts  due  under  notes  payable  include  the  following:

- Short term loans for gross proceeds of $225,000. The loans earn interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

- Promissory note agreement for gross proceeds of $100,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 27, 2005.

Future minimum payments under these notes payable at December 31, 2004 were as follows:


Year Ending                            Notes
December 31,                          Payable
------------------------------------  --------
2005                                  $376,885
2006                                         -
2007                                         -
2008                                         -
2009                                         -
    Thereafter                               -
                                      --------

                                       376,885
  Less amount representing interest     51,885
                                      --------

    Notes Payable                     $325,000
                                      ========

Interest expense was $32,638, $2,040, and $34,678 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  6  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY

During May and June 2004, the Company issued two convertible secured debentures in the amount of $750,000 each to one Investment Company for a total price of $1,500,000. The convertible debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:
     - 120% of the closing bid price of the common stock as of the closing date, or
     - 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

NOTE  6  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY  (Continued)

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the notes was calculated at $428,571 and is considered to be interest expense. It will be recognized in the statement of operations during the period from the issuance of the notes to the maturity date of the notes. The Company recognized interest expense of $89,287 in the accompanying statements of operations for the year ended December 31, 2004.

Future minimum payments under these debentures at December 31, 2004 were as follows:

Year Ending                             Notes
December 31,                           Payable
------------------------------------  ----------
2005                                  $        -
2006                                           -
2007                                   1,725,000
2008                                           -
2009                                           -
    Thereafter                                 -
                                      ----------

                                       1,725,000
  Less amount representing interest      225,000
                                      ----------

    Total                             $1,500,000
    Less discount                        339,284
                                      ----------

        Convertible debenture         $1,160,716
                                      ==========

Interest expense was $42,021, $25,503, and $67,524 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES

Leases
------
The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $8,230 and expire through December 2007. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $301 to $470, bear interest at approximately 20% per annum, and expire through May 2006.

Future minimum lease payments under these non-cancelable operating and capital lease obligations at December 31, 2004 were as follows:


Year Ending                           Operating   Capital
December 31,                            Leases     Leases
------------------------------------  ----------  --------
2005                                  $  226,858  $ 10,010
2006                                     220,899     5,870
2007                                     108,072         -
                                      ----------  --------

                                         555,829    15,880
                                      ==========
  Less amount representing interest                  3,175
                                                ----------

                                                    12,705
  Less current portion                               7,550
                                                ----------

    Long-term portion                           $    5,155
                                                ==========

Rent expense was $164,992, $119,997, and $327,996 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (Continued)

------
Leased capital assets included in property and equipment at December 31, 2004 were estimated to be as follows:

     Computer  equipment                $     23,128
     Vehicles                                 27,113
                                        ------------

                                              50,241
     Less  accumulated  depreciation          36,480
                                        ------------

          Total                         $     13,761
                                        ============

Depreciation expense for assets under capital leases was $5,454, $12,143, and $33,852 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

Employment  Agreements
----------------------
The Company has entered into employment agreements with its Chief Executive Officer ("CEO"), Chief Scientist, Chief Marketing Officer, Chief Software Architect, Chief Operating Officer, Chief Financial Officer, and Senior Vice
President, Legal Affairs, for annual base salaries of $214,537, $180,000, $125,000, $80,672, $64,537, $69,147, and $96,038, respectively. The CEO's annual compensation is comprised of two separate Employment agreements, one is held with NS8 and the other is held with CMC. The CEO's Employment agreement with NS8 has a termination without cause severance payment of 36 months of salary, which at December 31, 2004 would be $450,000. The CEO's CMC Employment agreement along with the other officers who reside in Vancouver, British Columbia are protected by the British Columbia Employment Standards Act, which entitles them to one week of compensation for each year of service with the Company. Each of these employment agreements do not have termination dates.

Litigation
----------
The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

NOTE  8  -  SHAREHOLDERS'  DEFICIT

Preferred  Stock
----------------
The Company has 50,000,000 authorized shares of non-voting preferred stock with a $0.0001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2004.

Common  Stock
-------------
During the year ended December 31, 2004, the Company completed the following transactions:

- In November 2004, the Company issued 5,597,544 common shares to Cornell Capital Partners through the Equity Distribution Agreement valued at $400,000.

-     In  October  2004,  the  Company  issued  500,000 common shares to Maximum
Ventures in connection with financial advisory services rendered valued at $510,000.

- During October 2004, the Company filed a SB-2 registration statement with the Securities and Exchange Commission for the purpose of registering 33,746,226 shares for sale. The shareholders consist of Cornell Capital Partners who intends to sell up to 28,297,379 shares of common stock, 18,691,589 of which are under the Equity Distribution Agreement, 8,680,556 of which are under the Convertible Secured Debenture (the "Secured Debenture") and 925,234 of which were received from NS8Corp as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are Newbridge Securities Corporation ("Newbridge"), who intends to sell up to 9,346 shares and MVI, who intends to sell up to 5,439,501 shares.

-------------
-     In  May  2004,  the  Company  entered  into an Standby Equity Distribution
Agreement ("SEDA") with Cornell Capital Partners. Under the agreement the Company may issue and sell to Cornell Capital common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the SEDA as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital received a one-time commitment fee of 925,234 registered shares of the Company's common stock valued at $990,000 which has been recorded as an offering cost in the accompanying financial statements. Cornell Capital is paid a fee equal to 5% of each advance, which is retained by them from each advance. On May 19, 2004, the Company entered into a Placement Agent Agreement with a registered broker-dealer in connection with the SEDA. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of
9,346  restricted  shares  of     the  Company's  common  stock  valued  at
$10,000.

- In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement. The stock vests over one year from the date of employment agreements. The Company recorded deferred compensation of $5,460,000 for the value of the shares. In November 2004, the employees voluntarily forfeited their stock grants, 4,000,000 shares were returned to the Company.

- issued 25,170 shares of common stock to a third party for services rendered valued at $37,000.

- recorded compensation cost of $110,100 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant

-------------
During the year ended December 31, 2003, the Company completed the following transactions:

- issued 2,100,000 shares of common stock for cash totaling $495,000. Offering costs were not incurred in connection with this transaction.

- issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit. The warrants vest immediately and expire two years from the date of grant. As offering costs, the Company issued warrants exercisable into 233,333 shares of the Company's common stock at an exercise price of $1. The warrants vest immediately and expire two years from the date of grant. The value of the warrants was determined to be immaterial.

- issued 400,000 shares of common stock for cash proceeds of $200,000. This offering is being conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

- issued 3,720,000 shares of common stock valued at $1,004,305 to employees of the Company as compensation. Between October 2002 and October 2003, certain employees of CGMI were granted shares by CGMI's Board in recognition of exemplary service. The Company did not have a stock ownership plan at the time of any of the stock grants. The shares vested over 18 months from the grant date. One of the terms of the vesting of the shares was that all shares would immediately become vested if more than 50% of the voting shares of CGMI were sold or transferred or otherwise disposed of to an individual or entity. This transfer of voting control was deemed to have occurred when Delivery Now Corp. acquired 100% of the outstanding shares of CGMI on December 18, 2003 and the vesting of the shares was accelerated so that the shares were fully vested on that date.

- issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

- issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders and accrued interest payable totaling $686,021

-------------
During the year ended December 31, 2002, the Company completed the following transactions:

- issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

- between October and December 2002, the Company issued 2,310,000 shares of common stock valued at $80,850 to employees of the Company in recognition of exemplary service. The shares vest over 18 months from the grant date. The
Company recognized $24,850 in compensation expense during the year ended December 31, 2002 for the vested portion of the shares issued and recorded deferred compensation of $56,000 for the value of the unvested portion of the shares issued.

- canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

During the year ended December 31, 2001, the Company completed the following transactions:

- issued 50,000 shares of common stock to a third party for services rendered valued at $200.

- issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

-     redeemed  1,025,000  shares  of  common  stock  in  exchange  for  $2,662.

- issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

-------------
During the year ended December 31, 2000, the Company completed the following transactions:

- issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

- issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

- granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

- issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions.

During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

- issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

- issued 4,130,000 shares of common stock for cash totaling $5,616. Offering costs were not incurred in connection with this transaction.

Employee  Stock  Options
------------------------
The following summarizes the stock options transactions under the stock option plans:


                                     Weighted-
                                      Average
                                   Stock Options   Exercise
                                    Outstanding      Price
                                   --------------  ---------
  Outstanding, December 31, 2003      14,886,702   $   0.035
      Granted                          4,342,500   $   1.345
                                   --------------

  Outstanding, March 31, 2004         19,229,202   $   0.331
      Cancelled                         (537,500)  $   1.271
      Granted                            205,912   $   1.017
                                   --------------

  Outstanding, June 30, 2004          18,897,614   $   0.312
      Cancelled                          (50,000)  $   1.028
      Granted                            350,000   $   0.973
                                   --------------

  Outstanding, September 30, 2004     19,197,614   $   0.322
      Cancelled                          (66,500)  $   0.893
      Granted                          4,045,000   $   0.641
                                   --------------

  Outstanding, December 31, 2004      23,176,114   $   0.377
                                   ==============

  Exercisable, December 31, 2004      16,514,694   $   0.164
                                   ==============

                                      Options Outstanding              Options Exercisable
                                 ----------------------------    -------------------------------
                                    Weighted
                    Number           Average         Weighted          Number          Weighted
  Range of      Outstanding at      Remaining         Average      Exercisable at       Average
Exercise         December 31,      Contractual       Exercise       December 31,       Exercise
Prices              2004              Life             Price            2004             Price
-------------  ----------------  ----------------  ------------  -------------------  ----------
$0.035-$1.00        19,061,702              3.42       $0.1708           14,900,452     $0.0358
$1.00 - $1.55        4,114,412              4.12       $1.3324            1,614,242     $1.3520
               ----------------  ----------------  ------------  -------------------  ----------

                    23,176,114              3.54        $0.377           16,514,694      $0.164
               ================  ================  ============  ===================  ==========

------------------------
The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Warrants
--------
On May 18, 2004, NS8 entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"). Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies. Pursuant to the agreement, MVI agreed to act as a business advisor to NS8 with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8 common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI has a term of one year. The Company recorded a prepaid expense of $4,134,021 for the value of the warrants. The Company recorded consulting expense of $2,583,764 for the value of the warrants earned during the twelve months ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing.

NOTE  9  -  INCOME  TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2004 and 2003 as follows:


                                                  2004    2003
                                                 -------  -------
  Statutory regular federal income benefit rate  (34.0)%  (34.0)%
  State income taxes, net of federal benefit       (5.8)    (5.8)
  Change in valuation allowance                    39.7     39.6
  Other                                             0.1      0.2
                                                 -------  -------

    Total                                              %       - %
                                                 =======  =======

The components of the deferred income tax assets (liabilities) at December 31, 2004 were as follows:

     Net  operating  loss  carry-forwards     $     4,127,200
     State  taxes                                    (435,500)
     Accrued  payroll                                 799,800
                                                      -------

                                                    4,491,500
     Valuation  allowance                          (4,491,500)
                                                   -----------

          Total                               $             -
                                              ================

The valuation allowance increased by approximately $2,347,000 during the year ended December 31, 2004. As of December 31, 2004, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $12,139,000 and $12,139,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS

Notes  Payable  -  Shareholders
-------------------------------
Loans from officers/shareholders at December 31, 2004 consisted of loans from several officers/shareholders to finance the Company's operations. At December 31, 2004, $3,790,106 was due to the officers/shareholders. Various due dates and interest rates are stated below for the year ended December 31, 2004.

Note  and  Warrant  to  Shareholder
-----------------------------------
On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for gross proceeds of $2,500,000. The note earns interest at 12% per annum, and the principal and any unpaid interest is due June 30, 2005. As disclosed in the Shareholder's Deficit section, the Company had previously entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital, pursuant to which the Company agreed to sell shares of its common stock to the Cornell Capital. The shares of common stock to be issued to Cornell Capital under the SEDA may be resold by Cornell under an effective registration statement filed by the Company with the Securities and Exchange Commission on November 1, 2004. Cornell Capital will apply the proceeds from the sale of the shares issued under the SEDA to the repayment of the loan.

The Company agreed to escrow twenty-four requests for advances under the SEDA in an amount not less than $100,000 and one request for an advance in an amount not less than $197,808, and has issued 5,000,000 shares of the Company's Common Stock to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan.

The escrowed shares are only an estimation of the shares of the Company's common stock necessary to repay the principal amount and interest due on the loan as the actual number of shares to be issued is based on a Variable Weighted Average Price ("VWAP") calculation. In the event that proceeds from the sales of the escrowed shares are insufficient to repay all amounts due to Cornell Capital, Irrevocable Transfer Agent Instructions have been provided to the Company's transfer agent, Continental Stock Trust & Transfer, reserving the balance of the SEDA shares and authorizing the issuance to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan, such number of shares of the Company's common stock so that the proceeds of the sale of such shares shall be sufficient to repay all amounts due on the loan. The Company has classified the amount as a liability at December 31, 2004 in accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, as the obligation will be settled by issuing a variable number of the Company's equity shares.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On October 28, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 28, 2005.

On October 14, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 14, 2005.

On September 24, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 24, 2005.

On September 9, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 9, 2005.

On August 23, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $200,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due August 23, 2005.

On August 12, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 50,000 shares of the Company's common stock for gross proceeds of $100,000 earning interest at 9.5% per annum. During September 2004, $75,000 plus accrued interest was repaid and in December 2004 the balance of the note plus accrued interest was repaid, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the closing market price per share on the warrant issue date, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $20,319 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $20,319 as interest expense during the year ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On May 13, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 47,500 shares of the Company's common stock for gross proceeds of $95,000 earning interest at 8% per annum. The note plus accrued interest was repaid in June, 2004, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to the closing market price per share on the warrant issue date, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $20,781 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $20,781 as interest expense during the quarter ended June 30, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

On May 12, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $150,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due May 12, 2005.

On April 26, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 75,000 shares of the Company's common stock for gross proceeds of $150,000 earning interest at 8.5% per annum. The note plus accrued interest was repaid in June, 2004, the warrants remain unexercised.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $34,170 and will be recognized as interest expense over the period until the note matures or is converted. Because the debt was settled prior to the maturity date, the company recognized the entire $34,170 as interest expense during the quarter ended June 30, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to the interest expense as a result of the warrant re-pricing.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On March 11, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 100,000 shares of the Company's common stock for gross proceeds of $250,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due on March 11, 2005.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $51,587 and will be recognized as interest expense over the period until the note matures or is converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment. The Company recognized $41,693 as interest expense related to the accretion of the debt discount during the year ended December 31, 2004.

Future minimum payments under these notes payable at December 31, 2004 were as follows:


Year Ending                             Notes
December 31,                           Payable
------------------------------------  ----------
2005                                  $4,109,349
2006                                           -
2007                                           -
2008                                           -
2009                                           -
    Thereafter                                 -
                                      ----------

                                       4,109,349
  Less amount representing interest      309,349
                                      ----------
  Total                                3,800,000
  Less discount                            9,894
                                      ----------
    Notes Payable- shareholders       $3,790,106
                                      ==========

Interest expense was $76,400, $18,977, and $95,727 for the years ended December 31, 2004 and 2003 and the period from June 18, 1999 (inception) to December 31, 2004, respectively.

NOTE  11  -  CONTRACTS

In November 2004, the Company entered into a consulting services agreement with Peter Hogendoorn. The services to be performed by Mr. Hogendoorn include shareholder communications, market and finance consultation, international finance correspondence, and any other duties as assigned by Company management. The term of the consulting services agreement is one year ending November 1, 2005, unless terminated by Mr. Hogendoorn or the Company on 30 days notice. Mr. Hogendoorn will be paid a consulting fee of $7,000 CAD per month. The Company and Mr. Hogendoorn both acknowledge and affirm that Mr. Hogendoorn had previously executed an Employment Agreement with the Company, and all previous Employment Agreements are implied and explicitly deemed cancelled and void as of August 6, 2004. All accrued wages due to Mr. Hogendoorn prior to the cancellation date will be paid on a pro rata basis at the discretion of the Board of Directors as such funds become available.

In November 2004, the Company entered into an addendum to the QED Management ("QED") consulting services agreement. The Company engaged two consultants from QED to perform the roles and responsibilities of Chief Executive Advisor and Chief Advisor Finance. The consulting fees payable to QED for the two consultants are as follows:

- Chief Executive Advisor - Consulting fee of $15,833 per month, monthly personal expense allowance and car allowance of $2,000 and $700 respectively, 2,000,000 options to purchase the Company's common stock at an exercise price of $0.37 per share for a period of five years; however, the 2,000,000 options will be held in trust by the Company until September 2, 2005.

- Chief Finance Advisor - Consulting fee of $17,076.96 for the period of November 15, 2004 to December 16, 2004, monthly personal expense allowance and car allowance of $2,000 and $700 respectively.

In October 2004, SRG LLC asserted a claim against the Company based on a professional consulting agreement dated December 2003. Under the agreement, SRG LLC was granted options to acquire 250,000 shares of common stock at an exercise price of $0.50 per share. SRG LLC had certain piggyback registration rights in the event that the Company filed a registration statement for the sale of common stock.

The Company terminated the agreement on the grounds of failure of consideration, non-performance and material breach in June 2004. SRG LLC claimed that it was entitled to have the shares underlying the option included in the registration statement filed by the Company on June 22, 2004. In October 2004, the Company agreed to settle all of SRG LLC's claims for a cash payment of $70,000, SRG LLC released the Company from all liabilities and the stock options were cancelled effective as of December 2003.

The original consulting agreement with QED was entered into during September 2004. The services to be performed by QED as outlined in the original consulting agreement include consultation, special projects and representation of the Company concerning strategy development, execution and business development. The term of the consulting services agreement is two years, unless terminated by QED or the Company on 30 days notice. The September 2004 consulting agreement provided $10,000 per month in consideration for QED's services, and subject to the conditions of the agreement 350,000 stock options to purchase the Company's common stock. The Company will grant QED the options, as follows:

- 225,000 options issued upon execution of the consulting services agreement, at an exercise price of $1.01 per share. The options were issued on September 1, 2004, and vest fully upon grant with a term of five years. The value of the options is $173,250 and is included in prepaid expenses and other current assets. Compensation expense will be recognized over the life of the consulting services (two years).

- 125,000 options to be issued one year and one day after the agreement date, at an exercise price equal to the market price of the stock on the issue date. The options will vest fully upon grant with a term of five years. The value of these options will be assessed on the grant date which is one year and one day after the agreement date.

On September 1, 2005, subject to the satisfactory completion of established work objectives the Company will pay QED a lump sum of $12,000 and the monthly fee will increase to $11,000 for the duration of the agreement.

During September 2004, the company entered into a Letter of Understanding with Lifelong Educational Properties Inc. ("LEAP"). LEAP agreed to assist the Company with the marketing and sales of the Company's products in certain countries in Europe, Asia and Latin America. The term of the agreement is two years, and continues thereafter until terminated by either party on 90 days notice.

In consideration for LEAP's services, the Company will pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual will be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP will also earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for 1,000,000 of the warrants. The warrants were issued on October 7, 2004, and have a term of five years. The Company recorded a prepaid expense of $1,590,000 for the value of the warrants. The Company recorded consulting expense of $198,750 for the value of the warrants earned during the twelve months ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing.

NOTE  12  -  SUBSEQUENT  EVENTS

Option  Agreement
-----------------
On February 10, 2005, the Company entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which the Company was granted an option to purchase 100% of the equity interests of ezTel for a purchase price of $1,500,000 (the "Option"). The Option is exercisable at the sole discretion of the Company, subject to confirmation of the Option by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order. The Company is under no obligation to exercise the Option. If the Company chooses to exercise the Option, the Company's obligation to close its purchase of the equity interest in ezTel will be subject to fulfillment of certain conditions, including but not limited to:

(i) Completion of due diligence satisfactory to the Company in its sole discretion;

(ii) Receipt of all necessary third party consents, including (x) approval by the Bankruptcy Court and the confirmation of the Plan discussed above and (y) the consent and waiver of certain negative covenants by one of the Company's lenders and investors; and

-----------------

(iii) Repayment of the Loan discussed below. If the Company acquires ezTel, the Company intends to enter into a management agreement with Patric Boggs, the president and chief executive officer of ezTel, pursuant to which Mr. Boggs would provide management services to ezTel.

As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants. The Loan is in the principal amount of $200,000, contains customary events of default and provides for an annual rate of interest equal to 12%.

The entire principal balance and any accrued interest on the Loan is due and payable on August 1, 2005. Following any default under the terms of the Loan, the Company may elect to (i) declare the Note due and payable, and/or (ii) increase the rate of interest payable under the Loan by three percent (3.00%) per annum. LDBS's obligations under the Loan are secured by a pledge of all of the assets of LDBS, and the Company will have all the rights and remedies available upon default to a secured party under the Uniform Commercial Code. LDBS will use the proceeds of the Loan only for working capital, payment of outstanding tax liabilities and other costs and expenses approved by the Company in writing. Although the Promissory Note evidencing the Loan was dated as of February 3, 2005, the Loan proceeds were not advanced to LDBS until the Option was executed on February 10, 2005.

On February 22, 2005 LDBS filed for protection under Chapter 11 of the Bankruptcy Code. The Company anticipates taking appropriate action to protect its collateral security. LDBS's bankruptcy proceeding is ongoing. Accordingly, at this time we do not anticipate exercising our option to acquire ezTel pursuant to the Option Agreement. We cannot assure you that the term loan to LDBS will be repaid.

Notes  Payable
--------------
On February 28, 2005, the company received an extension on the $250,000 promissory note due on March 11, 2005. The due date of the promissory note was extended six months to September 11, 2005, the interest rate remains 10% per annum.

Stock  Options
--------------
In February 2005, the Company granted stock options to purchase 50,000 shares of common stock to certain employees

Employee  Resignations
----------------------
On February 18, 2005 the Chief Marketing Officer of the Company resigned. As a consequence of the resignation, the Company agreed to pay one month of severance totaling $10,416.66, and continuation of employee benefits until March 31, 2005. The stock option agreement received by the employee on February 20, 2004 for 1,500,000 stock options was rescinded and replaced with a new stock option agreement for 525,000 options.

----------------------
On January 21, 2005 the Chief Scientist of the Company resigned. As a consequence of the resignation, the Company agreed to pay one and one half months of severance totaling $22,500, and continuation of employee benefits until March 31, 2005. The employee will retain their 2,000,000 stock options for the full amount of the remaining term in accordance with the Stock Option Agreement.

On January 10, 2005, as part of a corporate reorganization the Company terminated the Senior Vice President, Global Sales and Marketing of NS8 and CanOnline Global Media Inc. In addition, the individual was also given notice of termination as a Director of CanOnline Global Media Inc.; however, the individual will continue to act as a Director of NS8. As a consequence of the termination, the Company agreed to pay two and one half months of severance totaling $16,250, and continuation of employee benefits until March 31, 2005. In addition, Mr. Waage will receive options to purchase 97,500 shares of the Company's common stock at an exercise price of $0.20 per share.

Contracts
---------
On March 15, 2005 30 days advance written notice of termination were given to QED Management. As per the terms of the consulting agreement, QED shall receive compensation for any earned but unpaid compensation plus additional compensation for the 30 days notice period at the compensation rate then in effect plus expenses submitted by QED within 30 days of the date of termination. QED shall be paid all amounts owing pursuant to the consulting agreement within 10 days of receipt of the expense statement or invoice.

Conversion  of  Convertible  Debenture
--------------------------------------
As of March 11, 2005, the Company received three conversion notices from Cornell Capital totaling $200,000 which represents a conversion under the terms of the Convertible Debenture. The Company issued 1,495,536 free trading shares to Cornell Capital at an average price of $0.13 per share. The Convertible Debenture outstanding is $1,300,000 plus accrued interest less the remaining debt discount for warrants.

Conversion  of Promissory  Note
-------------------------------
On January 10, 2005, Cornell Capital began converting their escrow requests for advances under the SEDA into the Company's common stock. As of March 21, 2005 Cornell has converted $550,000 into 2,375,127 common shares. The balance of the promissory note outstanding is $1,950,000 plus accrued interest.

The Company agreed to escrow twenty-four requests for advances under the SEDA in an amount not less than $100,000 and one request for an advance in an amount not less than $197,808, and has issued 5,000,000 shares of the Company's Common Stock to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan.

On February 24, 2005, the joint disbursement instructions on the promissory note were revised. Beginning March 14, 2005, the advance notices and stock disbursements schedule was amended, and the advance amounts were amended to $50,000 per advance.

On March 1, 2005, the balance of the shares available under the Standby Equity Distribution agreement dated May 19, 2004 were issued to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. The number of common shares issued were 13,094,045.

Contribution  of  Capital
-------------------------
During January 2005, Anthony Alda made a contribution of capital in the amount of $34,386.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                  March 31, 2005 (unaudited)and,
                                                     December 31, 2004 (audited)


                                                    March 31,     December 31,
                                                      2005             2004
                                                 -------------    ------------
                                ASSETS

Current assets
  Cash and cash equivalents                           $41,334       $1,562,040
  Prepaid, consulting services                         92,293        3,098,622
  Prepaid, other                                       77,247           85,804
                                                 -------------    ------------

    Total current assets                              210,874        4,746,466
Property and equipment, net                           238,520          174,395
                                                 -------------    ------------

        Total assets                                 $449,394       $4,920,861
                                                 =============    ============

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses            $  641,518       $  351,132
  Accrued payroll and related expenses              1,576,738        1,695,020
  Current portion of capital lease obligations          7,513            7,550
  Notes payable                                       325,000          325,000
  Notes payable - shareholders                      3,200,000        3,790,106
                                                -------------     ------------

    Total current liabilities                       5,750,770        6,168,808

Capital lease obligations, net of current portion       3,383            5,155

Convertible debentures, net of debt
    discount of $303,569                              996,431        1,160,716
                                                -------------      -----------

      Total liabilities                             6,750,584        7,334,679
                                                -------------      -----------
Commitments and contingencies

Shareholders' deficit
  Preferred stock, $0.0001 par value
    5,000,000 shares authorized
    no shares issued and outstanding                       -                 -
  Common stock, $0.0001 par value
    200,000,000 shares authorized
    90,638,679 shares issued and outstanding            9,064            8,631
    Committed common stock                             30,000                -
  Additional paid-in capital                       12,063,545       12,878,821
  Accumulated other comprehensive loss                (47,054)        (44,261)
  Deficit accumulated in the development stage    (18,356,775)    (15,257,009)
                                                 -------------    ------------

      Total shareholders' deficit                 (6,301,190)      (2,413,818)
                                                -------------     ------------
Total liabilities and shareholders' deficit      $   449,394      $ 4,920,861
                                                =============     ============

   The  accompanying  notes  are an integral part of these financial statements.

                                                              NS8 CORPORATION
                                                (A DEVELOPMENT STAGE COMPANY)
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Three Months Ended March 31, 2005 and 2004 (unaudited) and for the Period from June 18, 1999 (Inception) to March 31, 2005 (unaudited)
------------------------------------------------------------------------------
                                                                    For the
                                                                 Period from
                                                                    June 18,
                                                                      1999
                                  For the Three Months Ended     (Inception)to
                                            March 31,               March 31,
                                 ------------------------------
                                       2005            2004          2005
                                 ----------------  ------------  -------------
Operating expenses
  Research and development . . .  $      256,891   $   245,272   $  2,935,787
  General and administrative . .       2,473,698     1,779,809     14,683,972
                                 ----------------  ------------  -------------

    Total operating expenses . .       2,730,589     2,025,081     17,619,759
                                 ----------------  ------------  -------------

Loss from operations . . . . . .      (2,730,589)   (2,025,081)   (17,619,759)
                                 ----------------  ------------  -------------

Other (expense) income
  Other (expense) income . . . .        (201,999)        (161)       (145,810)
  Interest expense . . . . . . .        (167,178)     (11,460)       (591,206)
                                 ----------------  ------------  -------------

   Total other (expense)income. .       (369,177)     (11,621)       (737,016)
                                 ----------------  ------------  -------------

Net loss . . . . . . . . . . . .  $   (3,099,766)  $(2,036,702)  $(18,356,775)
                                 ================  ============  =============

Basic and diluted loss
  per share                       $        (0.04)  $     (0.02)
                                 ================  ============

Weighted-average
  shares outstanding.                  88,211,283    86,505,397
                                 ================  ============

The accompanying notes are an integral part of these financial statements.


                                                               NS8 CORPORATION
                                                 (A DEVELOPMENT STAGE COMPANY)
                                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                 FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND
                                                          2004 (UNAUDITED) AND
                                 FOR THE PERIOD FROM JUNE 18, 1999 (INCEPTION)
                                                 TO MARCH 31, 2005 (UNAUDITED)
------------------------------------------------------------------------------

                                                                  For the
                                                               Period from
                                                                 June 18,
                                                                   1999
                                   For the Three Months Ended  (Inception)to
                                             March 31,           March 31,
                                    ------------------------
                                      2005           2004          2005
                                    ------------  -----------  -------------
NET LOSS . . . . . . . . . . . . .  $(3,099,766) $(2,036,702)  $(18,356,775)

OTHER COMPREHENSIVE LOSS
  Foreign currency exchange losses       (2,793)     (32,493)       (47,054)
                                    ------------  -----------  ------------

COMPREHENSIVE LOSS . . . . . . . .  $(3,102,559)  $(2,069,195)  $(18,403,829)
                                    ============  ============  ============

The accompanying notes are an integral part of these financial statements.

                                                               NS8 CORPORATION
                                                 (A DEVELOPMENT STAGE COMPANY)
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Three Months Ended March 31, 2005 and 2004 (unaudited)and for the Period from June 18, 1999 (Inception) to March 31, 2005 (unaudited)
------------------------------------------------------------------------------

                                                                    For the
                                                                 Period from
                                                                   June 18,
                                                                     1999
                                     For the Three Months Ended  (Inception)to
                                                March 31,           March 31,
                                       ------------------------
                                           2005         2004          2005
                                       ------------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss . . . . . . . . . . .      $(3,099,766)  $(2,036,702) $(18,356,775)
Adjustments to reconcile net loss
    to net cash used in operating
    activities
      Depreciation and amortization. . . .  14,549        8,783       109,943
      Compensation charge for
        in-the-money stock options . . . .   8,250      170,000       118,350
      Compensation charge for
        in-the-money warrants . . . . . . .      -            -        20,000
      Accretion of warrants issued
        as debt discount . . . . . . . . .   9,894        2,823       127,032
      Accretion of interest issued
        as a debenture discount . . . . . . 35,715            -       125,002
      Issuance of stock for services . . .       -       37,000       565,720
      Issuance of stock for compensation .       -      676,667     1,029,155
      Issuance of warrants for
        compensation                             -            -     5,724,021
      Options granted for services . . . . 109,125            -     1,008,525
      (Increase) decrease in
        Prepaid expenses and other
          current assets . . . . . . . . 1,248,312       14,594    (1,969,346)
      Increase (decrease) in:
        Accounts payable and accrued
          expenses . . . . . . . . . . . . 290,388       43,989       672,541
        Accrued payroll. . . . . . . . .  (118,282)     161,161     1,609,970
                                       ------------  -----------  -----------

Net cash used in operating activities. .(1,501,816)   (921,685)    (9,215,862)
                                       ------------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment . . . (78,674)    (10,889)     (299,442)
                                       ------------  -----------  -----------

Net cash used in investing activities. . . (78,674)    (10,889)     (299,442)
                                       ------------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Contribution of capital                   34,386           -        34,386

  Proceeds from convertible debentures . .       -           -      2,100,000
  Proceeds from committed common stock      30,000           -         30,000

  Proceeds from issuance of common
    stock. . . . . . . . . . . . . . . . .       -           -      3,157,254
  Proceeds from loans from shareholders . .      -      250,000     5,017,650
  Payments on loans from officers/
    shareholders . . . . . . . . . . . . .       -           -       (565,361)
  Proceeds from short term loans . . . . .       -           -        325,000
  Payments for redemption of shares. . . .       -           -         (2,662)
  Offering costs . . . . . . . . . . . . .       -           -        (54,242)
  Payments on convertible debentures . . .       -           -       (400,000)
  Payments on capital lease obligations. .  (1,809)     (1,519)       (33,884)
                                        -----------  ----------  ------------

Net cash provided by financing activities.  62,577      248,481      9,608,141
                                       ------------  ----------  -------------

INCREASE (DECREASE)IN CASH
  AS A RESULT OF EXCHANGE RATE CHANGES      (2,793)       2,767       (51,502)
                                       ------------  ----------  -------------


                                                                    For the
                                                                 Period from
                                                                   June 18,
                                                                     1999
                                     For the Three Months Ended  (Inception)to
                                                March 31,           March 31,
                                       ------------------------
                                           2005         2004          2005
                                       ------------  -----------  -----------

Net increase (decrease) in cash and cash
  equivalents. . . . . . . . . . . . . .(1,520,706)    (681,326)        41,334

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD. . . . . . . . . . 1,562,040       756,661             -
                                        ------------  -----------   ----------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD. . . . . . . . . . . . . $  41,334    $  75,335   $    41,334
                                        ============  ==========  ============

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

  INTEREST PAID. . . . . . . . . . . .   $    2,095   $  11,450   $   120,138
                                        ============  ==========  ============

The accompanying notes are an integral part of these financial statements.

                                                               NS8  CORPORATION
                                                 (A  DEVELOPMENT  STAGE COMPANY)
                                    NOTES  TO  CONSOLIDATED FINANCIAL STATEMENTS
                                                    MARCH  31,  2005 (UNAUDITED)
------------------------------------------------------------------------------
Supplemental schedule of non-cash investing and financing activities during the three months ended March 31, 2005, the Company completed the following:
- Notes payable of $600,000 were converted into common stock. The Company issued 2,832,168 shares of common stock.
- Convertible notes payable of $200,000 were converted and the Company issued 1,495,536 shares of common stock for this conversion.
- The Company cancelled 225,000 options issued to a consultant for services for a total of approximately $123,000 at March 31, 2005.
- The Company revalued 7,439,504 warrants issued to consultants for services for a total of approximately $1,644,000, pursuant to EITF-96-18, Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

                                                                 NS8 CORPORATION
                                                 (A  DEVELOPMENT  STAGE COMPANY)
                                    NOTES  TO  CONSOLIDATED FINANCIAL STATEMENTS
                                                    MARCH  31,  2005 (UNAUDITED)
------------------------------------------------------------------------------
NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations since its inception and has an accumulated deficit of $18,356,775 at March 31, 2005. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company as well as future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Comprehensive  Loss
-------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No.148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."

Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

-------------------------
If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the three months ended March 31, 2005 and 2004:

                                                      For  the  Three  Months
                                                        2005           2004
                                                    ------------  -------------
  Net loss
    As reported                                     $(3,099,766)   $(2,036,702)

    Add total stock based employee
       Compensation expense determined
       under fair value method
       for all awards, net of tax                      (158,989)             -
                                                    ------------  -------------

        Pro forma                                   $(3,258,755)   $(2,036,702)
                                                    ============  =============

                                                        2005           2004
                                                    ------------  -------------
  Loss per common share
    Basic - as reported                              $     (0.04)  $(0.02)
    Basic - pro forma                                $     (0.04)  $(0.02)
    Diluted - as reported                            $     (0.04)  $(0.02)
    Diluted  pro forma                               $     (0.04)  $(0.02)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the three months ended March 31, 2005: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.319%; and expected life of five years.

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

----------------
The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                                                      For  the  Three  Months
                                                        Ended  March  31,
                                                        2005           2004
                                                    ------------  -------------
     Options  outstanding  under
          the  Company's  stock
          option  plans                              21,968,114      19,229,202
     Warrants                                         9,112,001         100,000
     Convertible  Debenture                           1,684,800               -

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  4  -  NOTES  PAYABLE

Amounts  due  under  notes  payable  include  the  following:

- Short term loans for gross proceeds of $225,000. The loans earn interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

- Promissory note agreement for gross proceeds of $100,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 27, 2005.

NOTE  5  -  CONVERTIBLE  DEBENTURES:  RELATED  PARTY

During May and June 2004, the Company issued two convertible secured debentures in the amount of $750,000 each to Cornell Capital Partners for a total price of $1,500,000. The convertible debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:
- 120% of the closing bid price of the common stock as of the closing date, or
- 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity, the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

In accordance with generally accepted accounting principles, the difference between the conversion price and the Company's stock price on the date of issuance of the notes was calculated at $428,571 and is considered to be interest expense. It will be recognized in the statement of operations during the period from the issuance of the notes to the maturity date of the notes. As of March 31, 2005, the remaining debt discount on the convertible debentures is $303,569. The Company recognized interest expense of $35,715 and $0 in the accompanying statements of operations for the three months ended March 31, 2005 and 2004 respectively.

As of March 31, 2005, the Company received three conversion notices from Cornell Capital totaling $200,000, which represents a conversion under the terms of the Convertible Debenture. The Company issued 1,495,536 free-trading shares to Cornell Capital at an average price of $0.13 per share. The Convertible Debenture outstanding is $1,300,000 plus accrued interest less the remaining debt discount for warrants.

NOTE  6  -  SHAREHOLDERS'  DEFICIT

Common  Stock
-------------
During the three months ended March 31, 2005, the Company completed the following transactions:

- In March 2005, the Company received $30,000 for 300,000 shares of restricted common stock. The stock has not yet been issued.

- January 2005 through March 2005, Cornell Capital Partners converted $600,000 of the promissory note agreement into 2,832,168 common shares.

- February 2005 through March 2005, Cornell Capital Partners converted $200,000 of the convertible debentures into 1,495,536 common shares.

- Recorded compensation cost of $8,250 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant.

- In January 2005, recorded a capital contribution from Anthony Alda in the amount of $34,386.


Employee  Stock  Options
------------------------
The following summarizes the stock option transactions under the stock option plans:


                                                  Weighted-
                                                  Average
                                  Stock Options   Exercise
                                   Outstanding      Price
                                  --------------  ---------
  Outstanding, December 31, 2004     23,176,114   $   0.377
      Cancelled                      (1,880,500)  $   1.314
      Granted                           672,500   $   0.214
                                  --------------  ---------

    Outstanding, March 31, 2005      21,968,114   $   0.292
                                  ==============  =========

  Exercisable, March 31, 2005        16,819,278   $   0.141
                                  ==============  =========

Warrants
--------
On May 18, 2004, the Company entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"). Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies.
Pursuant to the agreement, MVI agreed to act as a business advisor to the Company with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of the Company's common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI has a term of one year. The Company recorded a prepaid expense of $4,134,021 for the value of the warrants. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded consulting expense of $1,019,348 for the value of the warrants earned during the three months ended March 31, 2005. Pursuant to EITF 96-18, the Company adjusted the related prepaid expense at March 31, 2005 to $20,398.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS

Notes  Payable  -  Shareholders
-------------------------------
Loans from shareholders at March 31, 2005 consisted of loans from several shareholders to finance the Company's operations. At March 31, 2005, $3,200,000 was due to the shareholders. Various due dates and interest rates are stated below for the three months ended March 31, 2005.

Note  and  Warrant  to  Shareholder
-----------------------------------
On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for gross proceeds of $2,500,000. The note earns interest at 12% per annum, and the principal and any unpaid interest is due June 30, 2005. As disclosed in the Shareholder's Deficit section, the Company had previously entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital, pursuant to which the Company agreed to sell shares of its common stock to Cornell Capital. The shares of common stock to be issued to Cornell Capital under the SEDA may be resold by Cornell under an effective registration statement filed by the Company with the Securities and Exchange Commission on November 1, 2004. Cornell Capital will apply the proceeds from the sale of the shares issued under the SEDA to the repayment of the loan.

The Company agreed to escrow twenty-four requests for advances under the SEDA in an amount not less than $100,000 and one request for an advance in an amount not less than $197,808, and has issued 5,000,000 shares of the Company's Common Stock to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. On February 24, 2005, the joint disbursement instructions on the promissory note were revised. Commencing March 14, 2005, the advance notices and stock disbursements schedule was amended, and the advance amounts were amended to $50,000 per advance.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
The escrowed shares are only an estimation of the shares of the Company's common stock necessary to repay the principal amount and interest due on the loan as the actual number of shares to be issued is based on a Variable Weighted Average Price ("VWAP") calculation. In the event that proceeds from the sales of the escrowed shares are insufficient to repay all amounts due to Cornell Capital, Irrevocable Transfer Agent Instructions have been provided to the Company's transfer agent, Continental Stock Trust & Transfer, reserving the balance of the SEDA shares and authorizing the issuance to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan, such number of shares of the Company's common stock so that the proceeds of the sale of such shares shall be sufficient to repay all amounts due on the loan. On March 1, 2005, the balance of the shares available under the Standby Equity Distribution agreement dated May 19, 2004 were issued to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. The number of common shares issued were 13,094,045.

The Company has classified the amount as a liability at March 31, 2005 in accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, as the obligation will be settled by issuing a variable number of the Company's equity shares. As of March 31, 2005, Cornell Capital converted $600,000 into 2,832,168 common shares. The balance of the promissory note outstanding is $1,900,000 plus accrued interest.

On October 28, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 28, 2005.

On October 14, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due October 14, 2005.

On September 24, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 24, 2005.

On September 9, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $175,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due September 9, 2005.

On August 23, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $200,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due August 23, 2005.

NOTE  7  -  RELATED  PARTY  TRANSACTIONS  (Continued)

-----------------------------------
On May 12, 2004, the Company entered into a promissory note agreement with a shareholder for gross proceeds of $150,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due May 12, 2005.

On March 11, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 100,000 shares of the Company's common stock for gross proceeds of $250,000. The note earns interest at 10% per annum. During February 2005, the company received an extension on the promissory note the due date was extended to September 11, 2005.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $51,587 and will be recognized as interest expense over the period until the note matures or is converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment. The Company recognized $9,893 as interest expense related to the accretion of the debt discount during the three months ended March 31, 2005.

NOTE  8  -  CONTRACTS

Consulting  Agreements
----------------------
On March 15, 2005 30 days advance written notice of termination were given to QED Management ("QED"). As per the terms of the consulting agreement, QED shall receive compensation for any earned but unpaid compensation plus additional compensation for the 30 days notice period at the compensation rate then in effect plus expenses submitted by QED within 30 days of the date of termination. QED shall be paid all amounts owing pursuant to the consulting agreement within 10 days of receipt of the expense statement or invoice.

In consideration for the services of Lifelong Educational Properties Inc. ("LEAP"), the Company will pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual will be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP will also earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for 1,000,000 of the warrants. The warrants were issued on October 7, 2004, and have a term of five years. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded a prepaid expense of $1,590,000 for the value of the warrants. The Company recorded consulting expense of $198,750 for the value of the warrants earned during the three months ended March 31, 2005.

Option  Agreement
-----------------
On February 10, 2005, the Company entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which the Company was granted an option to purchase 100% of the equity interests of ezTel for a purchase price of $1,500,000 (the "Option"). The Option was exercisable at the sole discretion of the Company, subject to confirmation of the Option by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order. The Company was under no obligation to exercise the Option. If the Company chose to exercise the Option, the Company's obligation to close its purchase of the equity interest in ezTel was subject to fulfillment of certain conditions, including but not limited to:

(i) Completion of due diligence satisfactory to the Company in its sole discretion;

(ii) Receipt of all necessary third party consents, including (x) approval by the Bankruptcy Court and the confirmation of the Plan discussed above and (y) the consent and waiver of certain negative covenants by one of the Company's lenders and investors; and

(iii) Repayment of the Loan discussed below. If the Company were to acquire ezTel, the Company intended to enter into a management agreement with Patric Boggs, the president and chief executive officer of ezTel, pursuant to which Mr. Boggs would provide management services to ezTel.

As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants. The Loan is in the principal amount of $200,000, contains customary events of default and provides for an annual rate of interest equal to 12%.

The entire principal balance and any accrued interest on the Loan is due and payable on August 1, 2005. Following any default under the terms of the Loan, the Company may elect to (i) declare the Note due and payable, and/or (ii) increase the rate of interest payable under the Loan by three percent (3.00%) per annum. LDBS's obligations under the Loan are secured by a pledge of all of the assets of LDBS, and the Company has all the rights and remedies available upon default to a secured party under the Uniform Commercial Code. LDBS was to use the proceeds of the Loan only for working capital, payment of outstanding tax liabilities and other costs and expenses approved by the Company in writing. Although the Promissory Note evidencing the Loan was dated as of February 3, 2005, the Loan proceeds were not advanced to LDBS until the Option was executed on February 10, 2005.

On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. The Company anticipates taking appropriate action to protect its collateral security. LDBS's bankruptcy proceeding is ongoing. Accordingly, at this time the Company does not anticipate exercising its option to acquire ezTel pursuant to the Option Agreement. The Company cannot assure you that the term loan to LDBS will be repaid. As a result a $200,000 provision for the impairment of the note receivable was recorded.

Employee  Resignations
----------------------
On February 18, 2005, the Chief Marketing Officer of the Company resigned. As a consequence of the resignation, the Company agreed to pay one month of severance totaling $10,416.66, and continuation of employee benefits until March 31, 2005. The stock option agreement received by the employee on February 20, 2004 for 1,500,000 stock options was rescinded and replaced with a new stock option agreement for 525,000 options.

On January 21, 2005, the Chief Scientist of the Company resigned. As a consequence of the resignation, the Company agreed to pay one and one half months of severance totaling $22,500, and continuation of employee benefits until March 31, 2005. The employee will retain his 2,000,000 stock options for the full amount of the remaining term in accordance with a Stock Option
Agreement  dated  February  4,  2004.

On January 10, 2005, as part of a corporate reorganization, the Company terminated the Senior Vice President, Global Sales and Marketing, of NS8 Corporation and CanOnline Global Media Inc. In addition, the individual was also given notice of termination as a Director of CanOnline Global Media Inc.; however, the individual will continue to act as a Director of NS8. As a consequence of the termination, the Company agreed to pay two and one half months of severance totaling $16,250, and continuation of employee benefits until March 31, 2005. In addition, this individual received options to purchase 97,500 shares of the Company's common stock at an exercise price of $0.20 per share.

NOTE  9  -  SUBSEQUENT  EVENTS

Conversion  of  Convertible  Debenture
--------------------------------------
As of May 2, 2005, the Company received two conversion notices subsequent to the first quarter end from Cornell Capital totaling $100,000 which represents a conversion under the terms of the Convertible Debenture. The Company issued 1,623,376 free-trading shares to Cornell Capital at an average price of $0.0616 per share. The Convertible Debenture outstanding is $1,200,000 plus accrued interest less the remaining debt discount for warrants.

Conversion  of  Promissory  Note
--------------------------------
As of May 2, 2005, Cornell has converted, subsequent to the first quarter end, $150,000 of their escrow requests for advances under the SEDA into 1,256,140 common shares. The balance of the promissory note outstanding is $1,650,000 plus accrued interest.

Common  Stock
-------------
During the month ended April 30, 2005, the following issuances of restricted common stock were made on a cash basis:
- issued 50,000 shares of restricted common stock to a shareholder for proceeds of $5,000.
- issued 2,500,000 shares of restricted common stock to a shareholder for proceeds of $175,000.
- issued 671,083 shares of restricted common stock to a shareholder for proceeds of $60,397.50.

During May 2005, the Company issued 446,429 shares of restricted common stock to a shareholder for proceeds of $125,000.

Stock  Options
--------------
On April 7, 2005, the Board of Directors of the Company resolved to grant to certain employees of CanOnline Media Corporation, the research and development subsidiary of the Company, a total of 1,230,375 options to purchase the Company's stock at an exercise price of $0.07 per share and expiring April 7, 2010. The options are issued pursuant to the Company's 2004 Stock Option Plan and are subject to the vesting provisions provided for in the 2004 Stock Option Plan.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee  $ 3,167
Printing and Engraving Expenses . . . . . . . . . .  $ 2,500
Accounting Fees and Expenses. . . . . . . . . . . .  $15,000
Legal Fees and Expenses . . . . . . . . . . . . . .  $50,000
Miscellaneous . . . . . . . . . . . . . . . . . . .  $15,000

    Total . . . . . . . . . . . . . . . . . . . . .  $85,767

ITEM  26.  SALES  OF  UNREGISTERED  SECURITIES

We were incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 18, 2003, the Company merged with CanOnline Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation. The following discussion relates to transactions involving CanOnline Global Media, Inc. ("Canonline") prior to the Merger and involving the Company following the Merger:

The following table sets forth certain information regarding issuances of our common stock within in the past three years in consideration for the conversion of debt:

 Date of    Name of              Price Per   Number of Common  Amount of Debt
Conversion  Shareholder            Share       SharesIssued       Converted
----------  -------------------  ----------  ----------------  ---------------
 5/25/2002    Michael O'Leary    $    0.243           123,448  $        30,000
 5/25/2002    Martin L. Calvert  $    0.003         4,100,000  $        12,300
 8/27/2002    Peter Hogendoorn   $    0.050         1,200,000  $        60,000
10/23/2002    Peter Hogendoorn   $    0.020         2,500,000  $        50,000
10/29/2003    David Aisenstat    $    0.500           100,000  $        50,000
  2/8/2003    David Aisenstat    $    0.035         2,857,143  $       100,000
 2/14/2003    Peter Hogendoorn   $    0.035         3,000,000  $       105,000
  4/1/2003    Ron and Mary Lou
              Calvert            $    0.035           714,285  $        26,021

The following table sets forth certain information regarding issuances of our common stock within in the past three years in consideration for services rendered under contract:

  Date of    Name of            Price Per   Number of Common      Total
Transaction  Shareholder          Share      Shares Issued    Consideration
-----------  -----------------  ----------  ----------------  --------------
  3/14/2003    Terry Fields     $    0.035           500,000  $       17,500
  2/24/2004    George T. Cowan  $    1.470            25,170  $       37,000

The following table sets forth certain information regarding issuances of our common stock within the past three years in private placements made under section  4(2)  and  rule  506  of  the  Securities  Act  of  1933,  as  amended:

  Date of    Name of                         Price Per   Number of Common   Consideration
Transaction  Shareholder                       Share       Shares Issued         Paid
-----------  ------------------------------  ----------  -----------------  --------------
  4/15/2003    George Cowan                  $    0.250           200,000   $       50,000
  6/11/2003    Tempus Private Bank Ltd       $    0.250           400,000   $      100,000
  6/15/2003    Entrust Administration FBO:   $    0.250           400,000   $      100,000
               George Cowan #27740
  6/16/2003    Webster Mrak and              $    0.250           400,000   $      100,000
               Blumberg Profit Sharing
               Plan FBO: Richard
               Blumberg
  7/23/2003    Steve D. Normann              $    0.500           100,000   $       50,000
  8/13/2003    Richard G. Pruner             $    0.500           400,000   $      200,000
  8/28/2003    Keith Stadlman Trustee for:   $    0.500           200,000   $      100,000
               Sound Insurance Agency Inc
               Defined Benefit Pension Plan
  9/18/2003    Michelle Murphy               $    0.500           100,000   $       50,000
 10/16/2003    S.L. Feldman Enterprises Ltd  $    0.500           200,000   $      100,000
 10/20/2003    Jeffrey G. Maxwell            $    0.500           100,000   $       50,000
 12/29/2003    Centrum Bank AG               $    0.750       2,333,334(1)  $    1,750,000
 03/30/2005    Ronald B. Calvert             $     0.07         2,000,000   $      175,000
 04/07/2005    Ronald B. Calvert             $     0.10           350,000   $       35,000
 04/14/2005    William Kunzweiler            $     0.09           671,083   $    60,397.50
 05/02/2005    William Kunzweiler            $     0.28           446,429   $      125,000

(1) Centrum Bank was also issued warrants to purchase 1,166,667 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance. Clarion Finance AG was issued warrants to acquire 233,333 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance as a fee in connection with this transaction.

During  2004,  we  received  loans  from  various  parties,  including:

- On March 11, 2004, we received a loan from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The due date on the loan has been extended to

     September 11, 2005, and the rate of interest is 10% for the additional six months. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock.

- On April 26, 2004, we received a loan received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised.

- During May 2004, a loan received from Turbo International, Inc. in the amount of $150,000. The loan is due on due May 12, 2005 and bears interest at a rate of 10% per annum. The loan is currently under review to be extended for an additional 90 days, for a due date of August 10, 2005.

- On May 13, 2004, a loan received from Martin Calvert, then a director of ours, for $95,000. The loan was initially due on May 13, 2005 and bore interest at the rate of 8% per annum, but on June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share.

- During August 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan is due on demand and bears interest at a rate of 10% per annum.

- In August 2004, we received a loan from Martin Calvert, then a director, for $100,000. The loan is due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we will issue to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

- In September 2004, a loan received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan is due on September 7, 2005 and bears interest at a rate of 10% per annum.

- During September 2004, received a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on September 24, 2005 and bears interest at a rate of 10% per annum.

- In September 2004, a loan received from Aton Select Fund Limited in the amount of $100,000. The loan is due on September 27, 2005 and bears interest at the rate of 10% per annum.

- On October 14, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on October 14, 2005 and bears interest at the rate of 10% per annum.

- On October 28, 2004, a loan received from Turbo International, Inc. in the amount of $175,000. The loan is due on October 28, 2005 and bears interest at the rate of 10% per annum.

- On December 10, 2004, a loan received from Cornell Capital Partners in the amount of $2,500,000. The loan bears interest at the rate of 12% per annum and is due on July 1, 2005.

- In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital Partners for the sale of secured convertible debentures. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Convertible Debenture. On June 25, 2004, Cornell Capital Partners purchased the additional $750,000 principal amount of the Secured Convertible Debenture after we filed on June 22, 2004 a Form SB-2 registration statement relating to the shares of common stock resulting from the conversion of the Secured Convertible Debenture.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "Equity Distribution Agreement") with Cornell Capital Partners. Under the Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we give notice that we desire an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement may be resold by Cornell Capital Partners under an effective registration statement filed by us with the Securities and Exchange Commission. Cornell Capital Partners will apply the proceeds from the sale of the shares issued under the Equity Distribution Agreement to the repayment of the loan. As at May 16, 2005, we issued an aggregate of 6,376,114 to Cornell Capital Partners under the Equity Distribution Agreement.

We agreed to escrow twenty-four requests for advances under the Equity Distribution Agreement, each in an amount not less than $100,000 and one request for an advance under the Equity Distribution Agreement in an amount not less than $197,808. We issued 5,000,000 shares of our common stock to David Gonzalez, Esq., Attorney for Cornell Capital Partners, to be held in escrow subject to the terms of the loanOn February 24, 2005, the joint disbursement instructions on the promissory note were revised. Beginning March 14, 2005, the advance notices and stock disbursements schedule was amended, and the advance amounts were amended to $50,000 per advance. On March 1, 2005, the balance of the shares available under the Standby Equity Distribution agreement dated May 19, 2004 were issued to David Gonzalez, Esq., to be held in escrow subject to the terms of the loan. The number of common shares issued was 13,094,045.

Our current cash on hand is projected to sustain operations until June 2005. Additional funding is expected to be obtained through the Equity Distribution Agreement or new vehicles currently being pursued, however, we cannot assure you that required financing will be obtained. Our ability to meet operating and capital requirements depends upon financing from external sources, and the ability to generate revenues from the core technologies we have developed. We cannot assure you that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current resources available to us. In addition, if we do not receive the funds in a timely manner, we may be forced to curtail our operations.

On May 19, 2004, NS8Corp entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, in connection with the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004.

The following table sets forth certain information regarding issuances of common stock within the past three years to employees in consideration for services:

  Date of    Name of                          Price Per   Number of Common   Value of Services
Transaction  Shareholder                        Share          Shares             Rendered
-----------  -------------------------------  ----------  -----------------  ------------------
 10/25/2002    Maria Ruiz                     $    0.035            10,000   $              350
 10/25/2002    Zubin Balsara                  $    0.035           500,000   $           17,500
 10/25/2002    Nicole Kranjic                 $    0.035           175,000   $            6,125
 10/25/2002    Tiffany Jones                  $    0.035           225,000   $            7,875
 10/25/2002    Andrew Poystila                $    0.035           200,000   $            7,000
  11/8/2002    Timothy Fox                    $    0.035           250,000   $            8,750
 12/11/2002    Leslie J. Ames                 $    0.035           300,000   $           10,500
 12/18/2002    Carla Ullrich                  $    0.035           225,000   $            7,875
 12/18/2002    Ryan Christiansen              $    0.035           150,000   $            5,250
 12/18/2002    Clayton Bell                   $    0.035           275,000   $            9,625
  2/21/2003    Nicole Krancj                  $    0.035           125,000   $            4,375
  2/21/2003    Timothy Fox                    $    0.035           250,000   $            8,750
  2/21/2003    Zubin Balsara                  $    0.035           500,000   $           17,500
  2/21/2003    Andrew Poystilla               $    0.035           100,000   $            3,500
  2/21/2003    Carla Ullrich                  $    0.035           150,000   $            5,250
  2/21/2003    Clayton Bell                   $    0.035           200,000   $            7,000
  2/21/2003    Ryan Christiansen              $    0.035           125,000   $            4,375
  3/11/2003    Glen Gaupholm                  $    0.035           250,000   $            8,750
  3/11/2003    Meaghan McCallum               $    0.035            75,000   $            2,625
  3/11/2003    Melanie Thomson                $    0.035           275,000   $            9,625
   5/3/2003    David Brett Rudd               $    0.250           200,000   $           50,000
   6/4/2003    Shazron Abdullah               $    0.250           175,000   $           43,750
   6/4/2003    Nathan Robb                    $    0.250            50,000   $           12,500
  6/10/2003    Kerri Hayden                   $    0.250           175,000   $           43,750
  7/17/2003    Stephane Vaudandaine           $    0.250           275,000   $           68,750
  7/17/2003    Russ Davidson                  $    0.250           100,000   $           25,000
  7/17/2003    Agnieszka Zytniak              $    0.250           100,000   $           25,000
  7/17/2003    Jaime Kwok                     $    0.250           125,000   $           31,250
  7/17/2003    Donna Stacey                   $    0.250           125,000   $           31,250
  7/28/2003    Tyler Kraft                    $    0.500           125,000   $           62,500
   9/8/2003    Andrew Andreev                 $    0.500           150,000   $           75,000
   9/8/2003    Sasha Ahmadi                   $    0.500           125,000   $           62,500
  9/15/2003    Navrup Johal                   $    0.500           125,000   $           62,500
  9/27/2003    Kerri Hayden                   $    0.500           125,000   $           62,500
  9/27/2003    Melanie Thomson                $    0.500           150,000   $           75,000
 10/15/2003    Carla Ullrich                  $    0.500           125,000   $           62,500
 10/15/2003    Igor Kakhai                    $    0.500           100,000   $           50,000
 10/15/2003    Vincent Sui                    $    0.500           100,000   $           50,000
 10/15/2003    Joseph Wai                     $    0.500           100,000   $           50,000
 10/15/2003    Ignatius Cheng                 $    0.500           100,000   $           50,000
  1/29/2004    Thomas J. Routt                $    1.330       2,000,000(1)  $        2,660,000
  2/20/2004    Marc Strauch                   $    1.400       2,000,000(1)  $        2,800,000

(1) These stock grants were forfeited voluntarily by Dr. Routt and Mr. Strauch on November 26, 2004.

The following table sets forth certain information concerning the sale by the Company of $600,000 of Convertible Debentures on January 28, 2003. The Debentures had an interest rate of 7.25% on a maturity date of January 28, 2004:


Name of Purchaser                                           Interest Rate   Due Date   Amount Per Share ($)   Conversion Price
----------------------------------------------------------  --------------  ---------  ---------------------  ----------------
Ming Capital Enterprises Inc.                                        7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Turf Holding Inc                                                     7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Thomas Christen                                                      7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Hans Schopper                                                        7.25%  1/28/2004  $             100,000             0.035
Debentures repaid on December 12, 2003

Peter Hogendoorn                                                     7.25%  1/28/2004  $             100,000             0.035
Converted into 2,857,143 common shares on October 24, 2003

David Aisenstat                                                      7.25%  1/28/2004  $             100,000             0.035
Converted into 2,857,143 common shares on October 24, 2003

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

ITEM  27.  EXHIBITS

EXHIBIT


Number  Description
------  ---------------------------------------------------------------------------------------------------------------------------
   2.1     Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media,
           Inc. (1)
   2.2    Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)
   2.3    Certificate of Merger filed with Delaware Secretary of State (1)
   2.4    Certificate of Merger filed with Washington Secretary of State (1)
   3.1    Certificate of Incorporation (2)
   3.2    Amendment of Certificate of Incorporation-dated October 13, 2003 (3)
   3.3    Amendment of Certificate of Incorporation-dated December 17, 2003 (3)
   3.4    Amendment of Certificate of Incorporation-dated June 6, 2005 (filed herewith)
   3.5    By-Laws (2)
   3.6    Amended By-Laws (2)
   5.1    Opinion of Gottbetter & Partners, LLP re: Legality (filed herewith)


Number  Description
------  ---------------------------------------------------------------------------------------------------------------------------
  10.1    Stock Option Plan of 2001 (2)
  10.2    Stock Option Plan of 2004 (4)
  10.3    Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.4    Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.5    Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.6    Addendum to Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.7    Employment Agreement of Anthony Alda with CanOnline Global Media Corp.  (5)
  10.8    Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp. (5)
  10.9    Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.10    Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.11    Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.12    Addendum to Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.13    Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.14    Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.15    Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.16    Addendum to Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.17    Employment Agreement of Thomas Routt with NS8 Corporation (5)
 10.18    Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (5)
 10.19    Amended Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (4)
 10.20    Employment Agreement of Anthony Alda with CanOnline Media Corp. (5)
 10.21    Amended Agreement of Anthony Alda with CanOnline Media Corp. (4)
 10.22    Agreement of Leslie J. Ames with CanOnline Media Corp.  (5)
 10.23    Amended Agreement of Leslie J. Ames with CanOnline Media Corp. (4)
 10.24    Agreement of Brent Bysouth with CanOnline Media Corp.  (5)
 10.25    Amended Agreement of Brent Bysouth with CanOnline Media Corp. (4)
 10.26    Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.27    Amended Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.28    Employment Agreement of Peter Hogendoorn with CanOnline Global Media Corp.  (5)
 10.29    Consulting Agreement between Peter Hogendoorn and NS8 Corporation, Inc. (4)
 10.30    Standby Distribution Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (6)
 10.31    Registration Rights Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.32    Escrow Agreement dated May 19, 2004 among NS8Corp, Cornell Capital Partners LP, and Butler Gonzalez LLP (7)
 10.33    Placement Agent Agreement dated May 19, 2004 between NS8Corp and Newbridge Securities Corporation (7)
 10.34    Irrevocable Transfer Agent Instructions dated May 19, 2004 among NS8 Corporation, Butler Gonzalez LLP and Continental
          Stock Transfer & Trust Company (7)
 10.35    Securities Purchase Agreement dated May 19, 2004 among NS8Corp and Cornell Capital Partners, LP (7)
 10.36    Secured Convertible Debenture dated May 19, 2004 issued by NS8 Corp to Cornell Capital Partners, LP (7)
 10.37    Security Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.38    Escrow Agreement dated May 19, 2004 among NS8Corp, the Buyers and Butler Gonzalez, LP (7)
 10.39    Investors Registration Rights Agreement dated May 19, 2004 between NS8Corp and the Investors (7)
 10.40    Strategic Alliance Agreement dated May 19, 2004 between NS8 Corporation and BU-Solutions, LLC d/b/a Broadband Utility
          Solutions (7)


Number  Description
------  ---------------------------------------------------------------------------------------------------------------------------
 10.41    Exclusive Advisory Agreement dated May 18, 2004 between NS8Corp and Maximum Ventures, Inc. (7)
 10.42    Common Stock Purchase Warrant dated May 18, 2004 issued to Maximum Ventures, Inc. (7)
 10.43    $2,500,000 Promissory Note, dated December 10, 2004, from NS8 Corporation to Cornell Capital Partners, LP (8)
 10.44    Amended and Restated Promissory Note, dated as of December 10, 2004, from NS8 Corporation to Cornell Capital Partners, LP
          (filed herewith)
 10.45    Promissory Note, dated June 9, 2005, from NS8 Corporation to Cornell Capital Partners (filed herewith)
  23.1    Consent of Gottbetter & Partners, LLP (included in Exhibit 5.1 hereto)
  23.2    Consent of Independent Certified Public Accountants (filed herewith)
  24.1    Power of Attorney (included on signature page)

(1)  Previously  filed  in  Registrant's  Form  8-K/A  filed on January 31, 2004
(2)  Previously  filed  in  Registrant's  Form  SB-2  filed on December 26, 2001
(3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004
(4) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005
(5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004
(6)  Previously  filed  in  Registrant's  Form  SB-2/A  on  October  28,  2004.
(7)  Previously  filed  in  Registrant's  Form  SB-2  on  June  22,  2004.
(8) Previously filed in Registrant's Current Report on Form 8-K dated December 14, 2004.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

   (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

   (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 10, 2005.

Date:  June  10,  2005                      NS8  CORPORATION

                                            /s/  Anthony  Alda
                                            ------------------------------------
                                            Name: Anthony Alda
                                            Title: Chairman of the Board and CEO

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Anthony Alda and Leslie J. Ames, or either of them, his true and lawful attorney-in-fact, and agents, with full power and resubstitution, for him and in his name, stead and place, in any and all capacities, to sign any and all amendments to this Report, and to file the same with all exhibits thereto and any other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Date:  June  10,  2005                  /s/  Anthony  Alda
                                        --------------------------------------
                                        Anthony Alda, Chairman of the Board of
                                        Directors,  President  and  CEO

Date:  June  10,  2005                  /s/  Ricardo  Rosado
                                        ---------------------------------------
                                        Ricardo Rosado, Chief Financial Officer,
                                        Officer  and  Director

Date:  June  10,  2005                  /s/  Leslie  J.  Ames
                                        --------------------------
                                        Leslie  J  Ames,  Director

Date:  June  10,  2005                  /s/  Michael  W.  Waage
                                        ----------------------------
                                        Michael  W  Waage,  Director

Date:  June  10,  2005                  /s/  Brent  R.  Bysouth
                                        ----------------------------
                                        Brent  R  Bysouth,  Director

EXHIBIT  INDEX


Number  Description
------  ---------------------------------------------------------------------------------------------------------------------------
   2.1     Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media,
           Inc. (1)
   2.2    Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)
   2.3    Certificate of Merger filed with Delaware Secretary of State (1)
   2.4    Certificate of Merger filed with Washington Secretary of State (1)
   3.1    Certificate of Incorporation (2)
   3.2    Amendment of Certificate of Incorporation-dated October 13, 2003 (3)
   3.3    Amendment of Certificate of Incorporation-dated December 17, 2003 (3)
   3.4    Amendment of Certificate of Incorporation-dated June 6, 2005 (filed herewith)
   3.5    By-Laws (2)
   3.6    Amended By-Laws (2)
   5.1    Opinion of Gottbetter & Partners, LLP re: Legality (filed herewith)
  10.1    Stock Option Plan of 2001 (2)
  10.2    Stock Option Plan of 2004 (4)
  10.3    Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.4    Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp.  (5)
  10.5    Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.6    Addendum to Amendment to Employment Agreement of Ricardo Rosado with NS8 Corp. (4)
  10.7    Employment Agreement of Anthony Alda with CanOnline Global Media Corp.  (5)
  10.8    Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp. (5)
  10.9    Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.10    Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp.  (5)
 10.11    Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.12    Addendum to Amendment to Employment Agreement of Leslie J. Ames with NS8 Corp. (4)
 10.13    Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.14    Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.  (5)
 10.15    Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.16    Addendum to Amendment to Employment Agreement of Brent Bysouth with NS8 Corp. (4)
 10.17    Employment Agreement of Thomas Routt with NS8 Corporation (5)
 10.18    Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (5)
 10.19    Amended Employment Agreement of Ricardo Rosado with CanOnline Media Corp. (4)
 10.20    Employment Agreement of Anthony Alda with CanOnline Media Corp. (5)
 10.21    Amended Agreement of Anthony Alda with CanOnline Media Corp. (4)
 10.22    Agreement of Leslie J. Ames with CanOnline Media Corp.  (5)
 10.23    Amended Agreement of Leslie J. Ames with CanOnline Media Corp. (4)
 10.24    Agreement of Brent Bysouth with CanOnline Media Corp.  (5)
 10.25    Amended Agreement of Brent Bysouth with CanOnline Media Corp. (4)
 10.26    Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.27    Amended Employment Agreement of Melanie Thomson with CanOnline Media Corp. (4)
 10.28    Employment Agreement of Peter Hogendoorn with CanOnline Global Media Corp.  (5)
 10.29    Consulting Agreement between Peter Hogendoorn and NS8 Corporation, Inc. (4)
 10.30    Standby Distribution Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (6)
 10.31    Registration Rights Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.32    Escrow Agreement dated May 19, 2004 among NS8Corp, Cornell Capital Partners LP, and Butler Gonzalez LLP (7)
 10.33    Placement Agent Agreement dated May 19, 2004 between NS8Corp and Newbridge Securities Corporation (7)
 10.34    Irrevocable Transfer Agent Instructions dated May 19, 2004 among NS8 Corporation, Butler Gonzalez LLP and Continental
          Stock Transfer & Trust Company (7)
 10.35    Securities Purchase Agreement dated May 19, 2004 among NS8Corp and Cornell Capital Partners, LP (7)
 10.36    Secured Convertible Debenture dated May 19, 2004 issued by NS8 Corp to Cornell Capital Partners, LP (7)
 10.37    Security Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP (7)
 10.38    Escrow Agreement dated May 19, 2004 among NS8Corp, the Buyers and Butler Gonzalez, LP (7)
 10.39    Investors Registration Rights Agreement dated May 19, 2004 between NS8Corp and the Investors (7)
 10.40    Strategic Alliance Agreement dated May 19, 2004 between NS8 Corporation and BU-Solutions, LLC d/b/a Broadband Utility
          Solutions (7)


Number  Description
------  ---------------------------------------------------------------------------------------------------------------------------
 10.41    Exclusive Advisory Agreement dated May 18, 2004 between NS8Corp and Maximum Ventures, Inc. (7)
 10.42    Common Stock Purchase Warrant dated May 18, 2004 issued to Maximum Ventures, Inc. (7)
 10.43    $2,500,000 Promissory Note, dated December 10, 2004, from NS8 Corporation to Cornell Capital Partners, LP (8)
 10.44    Amended and Restated Promissory Note, dated as of December 10, 2004, from NS8 Corporation to Cornell Capital Partners, LP
          (filed herewith)
 10.45    Promissory Note, dated June 9, 2005, from NS8 Corporation to Cornell Capital Partners (filed herewith)
  23.1    Consent of Gottbetter & Partners, LLP (included in Exhibit 5.1 hereto)
  23.2    Consent of Independent Certified Public Accountants (filed herewith)
  24.1    Power of Attorney (included on signature page)

(1)  Previously  filed  in  Registrant's  Form  8-K/A  filed on January 31, 2004
(2)  Previously  filed  in  Registrant's  Form  SB-2  filed on December 26, 2001
(3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004
(4) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005
(5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004
(6)  Previously  filed  in  Registrant's  Form  SB-2/A  on  October  28,  2004.
(7)  Previously  filed  in  Registrant's  Form  SB-2  on  June  22,  2004.
(8) Previously filed in Registrant's Current Report on Form 8-K dated December 14, 2004.